Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163388

PROSPECTUS SUPPLEMENT
(to prospectus dated December 8, 2009)

8,000,000 Shares

YONGYE INTERNATIONAL, INC.

Common Stock

We are selling 8,000,000 shares of our common stock.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “YONG.” On December 16, 2009, the closing price of our common stock was $8.29 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

	Per Share	Total
Public Offering Price	$7.50	$60,000,000
Underwriting Discount	$0.375	$3,000,000
Proceeds, before expenses, to us	$7.125	$57,000,000

We have granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares from us to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $3,450,000, and our total proceeds, before expenses, will be $65,550,000.

We expect to deliver the shares of our common stock to purchasers on or about December 22, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners	Oppenheimer & Co.

The date of this prospectus is December 17, 2009.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. You should read both the prospectus supplement and the accompanying base prospectus together with the additional information about us to which we refer you in the section of the accompanying base prospectus entitled “Where You Can Find More Information.”

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Each time we sell securities under the accompanying base prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount and type of securities being offered and the plan of distribution. The shelf registration statement was declared effective by the SEC on December 8, 2009. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and the underwriting arrangements. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” or descriptions of unissued securities other than our common stock, may not apply to this offering.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying base prospectus or such incorporated documents. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer is not permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement and the accompanying base prospectus or the documents incorporated by reference therein, regardless of when this prospectus supplement and the accompanying base prospectus is delivered or when any sale of the common stock occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the “Risk Factors” section beginning on page S-6 and our consolidated financial statements and the related notes incorporated herein by reference. Unless the context otherwise requires, we use the terms “Yongye,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Yongye International, Inc. and its consolidated subsidiaries.

Business Overview

We are engaged in the manufacture, research, development and sale of fulvic acid based liquid and powder nutrient compounds for plant and animal feed used in the agriculture industry. Currently, we manufacture and sell two principal products. Our universal liquid plant product consists of our base fulvic acid compound and additional nutrients that plants typically need to grow, and can be applied to various types of crops by spraying the liquid product directly on the plants, typically in conjunction with fertilizers and pesticides. Our animal product is a powder and consists of our base fulvic acid compound, nutrients and Chinese herbs that have antibiotic properties and decrease inflammation and alleviate pain. Our animal product is currently targeted at and administered to dairy cows by mixing the powder product with cows’ food. Both of our current products are marketed under the name Shengmingsu. We have been engaged in the development of liquid plant products that are tailored for specific crops and powder animal products for cows, pigs, chickens and sheep. These products will supplement our current product offering.

Fulvic acid in general and the base fulvic acid compound contained in our products strengthens the walls of plant cells and animal cell membranes, thereby helping cells absorb essential nutrients more effectively and increasing the ability of cells to fight off sickness and disease. Fulvic acid also acts as a transport agent, delivering nutrients that stimulate cell growth, increasing oxygen intake into the cells and removing toxins such as heavy metals and other pollutants. These attributes maximize enzyme development, which results in better nutrient uptake in plants and digestion in animals.

Although fulvic acid is produced naturally by the decomposition of plant material over a period of time, we have a proprietary process that extracts fulvic acid from humic acid and creates the base fulvic acid compound used in both our plant and animal products. Humic acid is a naturally occurring organic soil matter and the humic acid used in our production process is mined from lignite and leonardite coal, types of coal that have a high humic acid content.

We operate a manufacturing facility in Hohhot, Inner Mongolia, China, which can produce up to 10,000 tons per year of our liquid plant product and up to 1,000 tons per year of our powder animal product when operated normally. During the nine months ended September 30, 2009, we sold 8,030 tons of our plant product and 340 tons of our animal product, which constituted 97.7% and 2.3%, respectively, of our total sales for such period. At our manufacturing facility, we extract fulvic acid from humic acid purchased from suppliers and create a base fulvic acid compound, to which we add nutrients and other components specific to our plant and animal products, and, in the case of our animal product, convert the resulting mixture into a powder.

Our growth strategy includes pursuing vertical integration by seeking to acquire lignite coal resources and constructing a new manufacturing facility nearby that would be capable of extracting humic acid from coal and producing 20,000 tons per year of our liquid plant product and 10,000 tons per year of our powder animal product.

We believe our proprietary process for extracting fulvic acid from humic acid, our patented process for mixing our liquid plant product and our patent-pending process for producing our powder animal product differentiate us in the China market and enable us to provide high quality products that deliver reliable and predictable results for the end users of our products from season to season.

On December 6, 2008, the Inner Mongolia Autonomous Region Scientific and Technology Bureau (IMARSTB), thoroughly reviewed scientific and economic data provided by the Company and reached the opinion that our liquid plant product effectively increases agricultural output, improves the utilization rate of fertilizer, enhances a plant’s resistance to disease and has a lighter weight and higher bio-activity than the other products it tested. In addition, the IMARSTB concluded that large scale experimentation has proven that our product can increase overall yields of staple crops, such as wheat and rice, and vegetables by 10 – 20% and 15 – 30%, respectively, while improving product quality. In a separate study, the IMARSTB has concluded that our extraction process is more efficient and produces purer fulvic acid as compared to traditional extraction methods.

We sell our products in China through a distribution network comprised of provincial level distributors who purchase our products and sell them through a chain of local distributors whose terminal sales point is either a retail store or large farm. Farmers buy our products from these terminal sales points. Our distributors are our sole source of revenue, as we do not sell our products directly to retail stores or to farmers. Nearly all of our sales in 2008 were to distributors operating in Inner Mongolia and Xinjiang autonomous regions, and Gansu and Hebei provinces, which are located in northern China. Beginning in 2009, we have expanded our sales in provinces located in central and southern China, particularly in Hubei and Guangdong provinces, and plan to continue to expand the geographic reach of our distribution network.

As of September 30, 2009, there were 6,971 independently owned retail stores selling our products. We work with our distributors to identify these stores. Thereafter, we provide training and indoor and outdoor promotional display materials for our products, and, in return, the store agrees to prominently display our products along with these materials, and to have the store front painted with Yongye colors. We refer to these stores as “branded stores” in this prospectus. Our provincial level distributors are our direct customers. We do not receive any payments from the retail stores selling our products, and the stores may sell our competitors’ products.

Sales of our liquid plant product have experienced robust growth over the last two fiscal years and have continued to grow in 2009. In 2008, our net sales were $48.1 million, a 267% increase compared with net sales during 2007 of $13.1 million and a 1,103% increase compared with net sales of $4 million during 2006. For the nine months ended September 30, 2009, our net sales were $88.0 million, a 95% increase compared with $45.2 million in net sales during the same period in 2008.

Income from operations increased 104% in 2008 to $13.7 million compared to $6.7 million in 2007 and 1,270% compared to $1.0 million in 2006. Income from operations for the nine months ended September 30, 2009 was $31 million, a 110% increase over $14.8 million in income from operations for the nine months ended September 30, 2008.

Executive Office

Our principal executive offices are located on the 6th Floor, Suite 608, at Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC. Our telephone number at that address is 86-10-8232-8866. Our corporate website is www.yongyeintl.com. Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus or the Registration Statement on Form S-3 of which this prospectus forms a part.

Recent Developments

During the third quarter of 2009:

•	our revenue increased 60.9% year-over-year to $29.3 million;
•	our gross profit increased 77.5% year-over-year to $15.8 million, or 54.1% of sales;
•	our income from operations grew 133.9% year-over-year to $11.8 million;
•	our net loss of $7.0 million, or $0.22 per fully diluted share, compared to net income of $8.1 million, or $0.20 per fully diluted share in the same period of 2008;
•	we expanded our branded store network by 40% to 6,971 stores; and
•	our common stock began trading on the Nasdaq Global Select Market.

As announced on October 22, 2009, we expect to generate $94 – $95 million in revenue for fiscal 2009. In addition, we reaffirm our 2009 annual pre-tax income from operations guidance of $30 – 31 million and 2009 annual pre-tax operating income margin guidance of approximately 32 – 33%.

THE OFFERING

Common stock offered by us
8,000,000 shares
Over-allotment option
1,200,000 shares
Common stock to be outstanding after this offering
42,640,900 shares (43,840,900 shares if over-allotment option is exercised in full)
Use of proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $56.3 million. We intend to apply all of the proceeds of this offering to acquire lignite coal resources and construct a new manufacturing facility nearby that would be capable of extracting humic acid from coal and producing 20,000 tons per year of our liquid plant product and 10,000 tons per year of our powder animal product, as well as for general working capital purposes. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-6 for a discussion of factors you should consider before purchasing shares of our common stock.
Nasdaq Global Select Market symbol
“YONG”

The above information is based upon 34,640,900 shares of our common stock outstanding as of November 30, 2009. Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes the following:

•	1,002,696 shares of our common stock issuable upon exercise of outstanding warrants as of November 30, 2009, at a weighted-average exercise price of $1.54; and
•	1,200,000 shares of our common stock that may be purchased by the underwriters to cover over-allotments, if any.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words.

These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We have described in the “Risk Factors” sections and elsewhere in this prospectus supplement and the accompanying prospectus the principal risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events.

The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus also contains estimates and other statistical data prepared by independent parties and by us relating to market size and growth and other data about our industry. These estimates and data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates and data. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus supplement and the accompanying prospectus, and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk.

RISK FACTORS

The following is a summary of certain material risks facing our business and common stock that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any other material risks of which we are unaware later occur or become material, our business, financial condition, and operating results, and the price of and trading market for out stock, could be materially harmed.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The net tangible book value per share of our common stock is determined at any date by subtracting our total liabilities from the total book value of our tangible assets (total assets less intangible assets) and dividing the difference by the number of shares of our common stock outstanding at that date. Based on the public offering price of $7.50 per share, the net tangible book value of the common stock of $1.22 per share as of September 30, 2009 and adjusted net tangible book value of the common stock of $2.38 per share as of September 30, 2009, taking into account only the effect of sales of the shares from this offering, if you purchase shares of common stock in this offering, you will suffer dilution of $5.12 per share in the net tangible book value of the common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in the offering, including the shares underlying the warrants will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not generally restricted from issuing additional shares of common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock. The issuance of any additional shares of common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive shares of common stock or the exercise of such securities could be substantially dilutive to holders of our common stock. The market price of our shares of common stock could decline as a result of this offering as well as sales of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our shareholders bear the risk of future offerings reducing the market price of our shares and diluting their shareholdings in our company.

We do not anticipate paying cash dividends on our common stock. Investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income, as we have not paid any cash dividends on our common stock and do not plan to pay any in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

BUSINESS

Business Overview

We are engaged in the manufacture, research, development and sale of fulvic acid based liquid and powder nutrient compounds for plant and animal feed used in the agriculture industry. Currently, we manufacture and sell two principal products. Our universal liquid plant product consists of our base fulvic acid compound and additional nutrients that plants typically need to grow, and can be applied to various types of crops by spraying the liquid product directly on the plants, typically in conjunction with fertilizers and pesticides. Our animal product is a powder and consists of our base fulvic acid compound, nutrients and Chinese herbs that have antibiotic properties and decrease inflammation and alleviate pain. Our animal product is currently targeted at and administered to dairy cows by mixing the powder product with cows’ food. Both of our current products are marketed under the name Shengmingsu. We have been engaged in the development of liquid plant products that are tailored for specific crops and powder animal products for cows, pigs, chickens and sheep. These products will supplement our current product offering.

Fulvic acid in general and the base fulvic acid compound contained in our products strengthens the walls of plant cells and animal cell membranes, thereby helping cells absorb essential nutrients more effectively and increasing the ability of cells to fight off sickness and disease. Fulvic acid also acts as a transport agent, delivering nutrients that stimulate cell growth, increasing oxygen intake into the cells and removing toxins such as heavy metals and other pollutants. These attributes maximize enzyme development, which results in better nutrient uptake in plants and digestion in animals.

Although fulvic acid is produced naturally by the decomposition of plant material over a period of time, we have a proprietary process that extracts fulvic acid from humic acid and creates the base fulvic acid compound used in both our plant and animal products. Humic acid is a naturally occurring organic soil matter and the humic acid used in our production process is mined from lignite and leonardite coal, types of coal that have a high humic acid content.

We operate a manufacturing facility in Hohhot, Inner Mongolia, China, which can produce up to 10,000 tons per year of our liquid plant product and up to 1,000 tons per year of our powder animal product when operated normally. During the nine months ended September 30, 2009, we sold 8,030 tons of our plant product and 340 tons of our animal product, which constituted 97.7% and 2.3%, respectively, of our total sales for such period. At our manufacturing facility, we extract fulvic acid from humic acid purchased from suppliers and create a base fulvic acid compound, to which we add nutrients and other components specific to our plant and animal products, and, in the case of our animal product, convert the resulting mixture into a powder.

Our growth strategy includes pursuing vertical integration by seeking to acquire lignite coal resources and constructing a new manufacturing facility nearby that would be capable of extracting humic acid from coal and producing 20,000 tons per year of our liquid plant product and 10,000 tons per year of our powder animal product.

We believe our proprietary process for extracting fulvic acid from humic acid, our patented process for mixing our liquid plant product and our patent-pending process for producing our powder animal product differentiate us in the China market and enable us to provide high quality products that deliver reliable and predictable results for the end users of our products from season to season.

On December 6, 2008, the Inner Mongolia Autonomous Region Scientific and Technology Bureau (IMARSTB), thoroughly reviewed scientific and economic data provided by the Company and reached the opinion that our liquid plant product effectively increases agricultural output, improves the utilization rate of fertilizer, enhances a plant’s resistance to disease and has a lighter weight and higher bio-activity than the other products it tested. In addition, the IMARSTB concluded that large scale experimentation has proven that our product can increase overall yields of staple crops, such as wheat and rice, and vegetables by 10 – 20% and 15 – 30%, respectively, while improving product quality. In a separate study, the IMARSTB has concluded that our extraction process is more efficient and produces purer fulvic acid as compared to traditional extraction methods.

We sell our products in China through a distribution network comprised of provincial level distributors who purchase our products and sell them through a chain of local distributors whose terminal sales point is either a retail store or large farm. Farmers buy our products from these terminal sales points. Our distributors are our sole source of revenue, as we do not sell our products directly to retail stores or to farmers. Nearly all of our sales in 2008 were to distributors operating in Inner Mongolia and Xinjiang autonomous regions, and Gansu and Hebei provinces, which are located in northern China. Beginning in 2009, we have expanded our sales in provinces located in central and southern China, particularly in Hubei and Guangdong provinces, and plan to continue to expand the geographic reach of our distribution network.

As of September 30, 2009, there were 6,971 independently owned retail stores selling our products. We work with our distributors to identify these stores. Thereafter, we provide training and indoor and outdoor promotional display materials for our products, and, in return, the store agrees to prominently display our products along with these materials, and to have the store front painted with Yongye colors. We refer to these stores as “branded stores” in this prospectus. Our provincial level distributors are our direct customers. We do not receive any payments from the retail stores selling our products, and the stores may sell our competitors’ products.

Sales of our liquid plant product have experienced robust growth over the last two fiscal years and have continued to grow in 2009. In 2008, our net sales were $48.1 million, a 267% increase compared with net sales during 2007 of $13.1 million and a 1,103% increase compared with net sales of $4 million during 2006. For the nine months ended September 30, 2009, our net sales were $88.0 million, a 95% increase compared with $45.2 million in net sales during the same period in 2008.

Income from operations increased 104% in 2008 to $13.7 million compared to $6.7 million in 2007 and 1,270% compared to $1.0 million in 2006. Income from operations for the nine months ended September 30, 2009 was $31 million, a 110% increase over $14.8 million in income from operations for the nine months ended September 30, 2008.

Industry and Market Overview

China Agriculture Industry

Limited and Shrinking Arable Land

China devotes less of its land to agricultural cultivation than most nations according to an October 3, 2008 article in China Daily. Currently, crop production in China is limited to approximately 301 million acres of arable farm land, which is approximately 14% of China’s land according to a survey conducted by China’s National Bureau of Statistics in 2008, or 0.2 acres of arable farm land per person, which is approximately one-third of the global per capita average and half of the United States’ per capita amount of land devoted to agricultural production.

Moreover, increasing urbanization and desertification in China is encroaching upon farmland, thereby deceasing the amount of land used for crop production. According to the Chinese Academy of Sciences, since 1996, China has lost approximately 6.4% of its arable land to urbanization and China approves approximately 658,667 acres of land for construction each year, which impacts approximately 464,454 acres of farmland, as its urban population continues to increase. In 2006, China’s urban population accounted for approximately 43.9% of its total population and projections suggest that percentage will reach 70% by 2050. In addition, desertification, the transformation of arable or habitable land to desert due to climate changes, claimed 296,460 acres of China’s land in 2007 according to the Ministry of Land.

Pollution, especially by heavy metals, erosion and the overuse of fertilizers also threatens to render currently arable land unusable or less productive for agriculture.

Source: National Statistics Bureau of China; Ministry of Land and Resources; Reuters

Increasing Wealth is Expected to Increase Spending on Agricultural Products

As the economy grows and individual purchasing power expands in China, demand for more and higher quality food products is expected to grow. According to the Asian Development Bank, over 50% of China’s population is comprised of low income, rural farmers. An April 2009 study by the Chinese Academy of Sciences indicates that China’s government has made raising the level of rural income, especially in Western China, a top economic and social goal and expects annual rural income to grow between 5% and 10% through 2010. Data from the Economic Research Service of the United States Department of Agriculture shows that increased income among a large portion of a population leads to higher consumption of meat, fruit, vegetables, poultry and dairy products.

Government Support for the Agricultural Industry

According to an article published in the Guangming Daily Newspaper, in 2009, China’s government budgeted RMB 595.5 billion for spending on agriculture, rural areas and farmers, an increase of 37.9% from the previous year. The newspaper article also reported that the budget included RMB 102.9 billion, twice the amount from the previous year, in direct subsidies for grain production and purchases of agricultural materials. China’s government is planning additional farm subsidies and land reform initiatives, and to eliminate certain agricultural taxes and promote the production of organically grown products by setting new standards. We believe that these government policies will encourage growth in China’s agricultural industry and that we will benefit from such growth.

China Fertilizer Industry

Fertilizers can be classified into organic fertilizers or chemical fertilizers. Organic fertilizers are naturally occurring mineral deposits or naturally occurring compounds manufactured through natural processes. Chemical fertilizers are also manufactured using naturally occurring deposits, but the compounds are chemically altered. While the use of chemical fertilizers is known to improve crop yields, chemical fertilizers may have long-term adverse impact on the organisms living in soil and a detrimental long-term effect on productivity of the soil. When properly applied, organic fertilizers can improve both the health and productivity of soil and plants, as they provide essential nutrients that encourage plant growth, and thereby increase agricultural yields.

According to China’s National Bureau of Statistics, between 1991 and 2007, the average grain yield per acre grew 26.5% in China, as the country’s chemical fertilizer use increased 54.1% during the same period. However, this increase in yields resulting from increased use of chemical fertilizers appears to have damaged soil and contributed to water pollution in China. According to the China Agriculture Statistical Year Book, 70% of the nutrients existing in China’s soil in 1980 were lost by 2005 due to overuse of chemical fertilizers. We believe that there is a growing recognition among Chinese farmers and Chinese government officials that the use of chemical fertilizer should be replaced with alternative means of increasing productivity and, therefore, expect that demand for organic plant fertilizers and nutrients will grow.

Source: National Statistics Bureau of China

The rise of a green food industry in China is also increasing demand for organic fertilizers. According to the China Green Food Development Center, a governmental agency, China’s domestic sales of green food increased at a compound annual growth rate of 26.0% from RMB 50 billion in 2001 to RMB 200 billion in 2007, and during the same period, China’s exports of green food increased at a compound annual growth rate of 33.8%, from US$400 million to US$2.3 billion. We believe China’s domestic market for green food will continue to expand as individual purchasing power grows in China.

Source: China Green Food Development Center

China’s Dairy Market

The growth of China’s economy has lead to growth in consumer demand for dairy products and China’s government has attached great importance to the development of this industry, particularly after a food safety incident in China involving milk adulterated with melamine was widely reported in the international media during 2008.

According to The McKinsey Quarterly, the Chinese dairy market generated total revenues of approximately $18 billion in 2008, representing a compound annual growth rate of 7.8% for the period spanning 2004 – 2008, and is expected to grow to nearly $20 billion by the decade’s end. However, according to a research report published by Beijing Orient Agribusiness Consultant Ltd., China’s average milk production per cow is only about 4,100kg in 2006, which is 60% of the average per cow yield in developed countries. One major reason for this low production is mastitis, an inflammation of the teats that slows down milk production. The Chinese Journal of Veterinary Medicine has reported that, in China, 50 – 80% of the cows have some form of mastitis.

Source: McKinsey Quarterly; National Bureau of Statistics of China

Competitive Advantages

We believe that we our competitive advantages include the following.

Unique and scalable distribution model.  We sell our products in China through an effective distribution model comprised of provincial distributors who purchase our products and sell them through a chain of local distributors whose terminal sales point is either a retail store or a large farm. We do provide training as well as indoor and outdoor promotional display materials for our products to our branded stores, and, in return, these stores agree to prominently display our products along with these materials, and to have the store front painted with Yongye colors. Our provincial level distributors are our direct customers. We do not receive any payments from the retail stores selling our products, including the branded stores, and the stores may sell our competitors’ products.

As of September 30, 2009, we sell our products through 12 provincial distributors and 6,971 branded stores in nine provinces, two autonomous regions and several test markets in northern, central and southern China. We have written contracts with eight of our provincial distributors and similar verbal agreements with the remaining four provincial distributors. We enter into written contracts with provincial distributors after they have proven their sales ability.

We believe our unique distribution model has the following benefits:

•	We leverage our distributors to provide local knowledge and resources to enable quicker entry into new markets, more efficient qualification of branded stores and better communication with farmers.

•	We have a highly scalable and replicable distribution model that can be leveraged in new markets. We are thus uniquely situated amongst our competitors to take advantage of China’s growing market for fulvic acid based products. The significant expansion of our distribution network since 2007 has paralleled our robust growth in sales during the same period.
•	Our “branded store” concept creates a highly synergistic partnership among Yongye, our distributors and our branded stores. We believe retail store owners embrace the branded store concept because they typically experience higher customer traffic and generate more sales as their stores become more prominent from the promotional displays and technical support we provide them, and from our product advertising. We believe our advertising campaign also effectively develops sales for distributors by attracting store owners to our branded store network. With satisfied distributors and branded stores, we are able to quickly scale up our distribution network and provide better service to our customers.

Name brand recognition supported by integrated marketing campaign.  Both of our current products are marketed under the name Shengmingsu and we believe our integrated marketing campaign has led to widespread recognition of our brand name by farmers in the areas serviced by our distribution network.

Our strategy is to build the Yongye brand by getting closer to farmers through both media channels as well as indoor and outdoor displays. We work with our distributors to coordinate advertisements on local television channels and in local newspapers, and, in 2009, we began running an advertisement campaign on CCTV-7, which is the national agriculture channel in China. We decorate the exterior of our branded stores with Yongye color and banners, and our branded stores prominently display our products alongside promotional display materials that we provide. We create posters with village-specific case studies that demonstrate a farmer’s incremental revenue, original investment and harvesting time saved from using our products. We believe these case studies have been a highly effective manner of marketing as they translate our product efficacy directly into dollar terms and are communicated through stories which are highly relevant to farmers.

In addition, we support our distributors and farmers by providing product training courses, conferences and seminars, product demonstrations, and educational pamphlets, magazines and infomercials. Moreover, our products are associated with increased yields and quality due to testing and analyses by the IMARSTB that we have strived to publicize.

Proprietary extraction process for high-quality fulvic acid backed by strong research and development platform.  We have developed a proprietary extraction process for deriving fulvic acid from humic acid, which produces a high-quality fulvic acid compound. The IMARSTB has concluded that our extraction process is more efficient and produces purer fulvic acid as compared to traditional extraction methods. Based on both internal and industry studies, we believe our proprietary fulvic acid extraction process is unique in the industry in that it allows us to create products that are more effective than other fulvic acid mixtures on the market.

As of September 30, 2009, our research and development team consisted of 28 research personnel who have extensive experience in the agricultural research fields. In addition, we have established project partnerships with local universities and agricultural research institutes including Inner Mongolia Agricultural University, Chinese Academy of Agricultural Sciences, Beijing University of Agriculture and Inner Mongolia Academy of Agricultural Sciences.

Compelling value proposition of return on investment for farmers.  Our patented plant product and patent-pending animal product mixture processes are the result of large scale experimentation to produce specific formulae. Our internal experimentation with our products demonstrates increased production yields, shorter harvest times, extended life cycles, and enhanced crop taste, nutrition and appearance. The IMARSTB concluded that it believes our product can increase overall yields of staple crops, such as wheat and rice, and vegetables by 10 – 20% and 15 – 30%, respectively, while improving product quality. Based on our and the IMARSTB’s testing and conclusions, our value proposition to farmers has been that “for every RMB 1 spent, farmers will gain RMB 10 back in increased value in the marketplace.”

Strength and experience of management team and chief scientist.  We believe that our management team collectively has more experience than the management of our competitors in the relatively new market for fulvic acid based products in China, with our chief executive officer, Wu Zishen, in particular having eight years of such experience. Additionally, our chief scientist, Baosheng Tong, has 20 years of experience in the broader Chinese agricultural industry and holds a masters degree in animal nutrition and a bachelors degree in animal husbandry from China Agricultural University.

Growth Strategies

Our strategic growth plan for 2010 consists of the following key elements.

Pursue vertical integration strategy to improve control of raw material supply and continue to increase our fulvic acid production capacity.  We plan to pursue vertical integration by seeking to acquire lignite coal resources and constructing a new manufacturing facility nearby that would be capable of extracting humic acid from coal and producing 20,000 tons per year of our liquid plant product and 10,000 tons per year of our powder animal product. If we are able to successfully execute this strategy, we expect that our gross margins will increase as the cost of obtaining humic acid is currently the largest component of our cost of sales.

In addition, we plan to take over certain portions of our distribution channels from some of our distributors that have strong, established branded store networks. We believe executing this initiative would enable us to establish more direct control over sales to branded stores and large farms, improve our profit margins, and decrease the risk of customer concentration. Our management estimates that this initiative will have a minor impact on our working capital requirements.

We expect to benefit from the continued growth in consumption of agriculture products in China and we believe we are well positioned in the market to capture opportunities that arise.

Geographic expansion of distribution and branded store network.  We believe that there is significant market potential for our products across China, and we plan to continue to enhance our coverage and penetration of the Chinese markets for plant and animal nutrients in order to increase our market share and commercial opportunities. We believe this will further expand our immediate and long term revenue base. We believe that we can benefit from the growing market demand resulting from the increased need to boost agricultural productivity, overuse of chemical fertilizers and rising preference for “green” food in China. In addition to driving further penetration in our historical markets, we plan to include more distributors in our distribution network, particularly in central and southern China. We will also work to ensure continued successful replication of our branded store model in new markets by leveraging our provincial distributors to select high-quality branded stores, by continuing to provide our distributors with value-added technical product and sales leadership training, and through our integrated marketing campaigns.

Enhance brand recognition on national and local levels.  We will continue to advertise in national and local media to develop our brand image and increase our exposure in target markets, and to provide training and technical support to our distributors, branded stores and farmers. We will also plan to add new product demonstration sites over the coming years in various locations throughout China to complement our existing site in Hohhot, Inner Mongolia.

Our Corporate History and Background

We were incorporated in the State of Nevada on December 12, 2006 under the corporate name “Golden Tan, Inc.” At that time, we were engaged in the business of offering sunless tanning services and selling tanning lotions. In 2008, we began to pursue an acquisition strategy, whereby we sought to acquire an undervalued business with a history of operating revenues in markets that provide room for growth.

Share Exchange

On April 17, 2008, we entered into a share exchange agreement with Fullmax Pacific Limited, a company organized under the laws of the British Virgin Islands (“Fullmax”), the shareholders of Fullmax, who together owned 100% of the equity of Fullmax, and our principal shareholder. Pursuant to the share exchange agreement, the Fullmax shareholders transferred to us 100% of Fullmax’s equity in exchange for 11,444,755 shares of our common stock (the “Share Exchange”). As a result of the Share Exchange, Fullmax became our wholly owned subsidiary.

Restructuring

At the time we acquired Fullmax, it was in the process of acquiring control of the principle assets that form the basis of our operations from Inner Mongolia Yongye Biotechnology Co., Ltd., a company organized under the laws of the PRC (“Inner Mongolia Yongye”), and owned and controlled by Wu Zishen, our chairman, chief executive officer and president. The first step in this process occurred in November 2007, when Fullmax’s wholly-owned subsidiary, Asia Standard Oil Limited, a Hong Kong company (“Asia Standard”) entered into a Sino-foreign cooperative joint venture agreement with Inner Mongolia Yongye (the “CJV Agreement”).

In connection with a September 2008 private placement of our common stock, we agreed with the investors participating in the transaction to complete the remaining steps necessary for acquiring the assets that form the basis of our operations from Inner Mongolia Yongye and agreed to pay liquidated damages in certain circumstances if this did not occur on a timely basis and if the registration of their shares with the Securities and Exchange Commission was not effected by certain deadlines. We completed these remaining steps, which we refer to as the “Restructuring” in this prospectus, on October 11, 2009, although the registration of such securities (and those held by other of our investors) was the subject of a lengthy review process with the SEC, resulting in our potentially being liable to pay liquidated damages to them. Prior to the Restructuring, Inner Mongolia Yongye owned and operated the principle assets of our business and had been in the business of researching, producing and selling its own fulvic acid based plant and animal products since 2003. Until Yongye Biotech obtained the required license to produce our products in May 2009, Inner Mongolia Yongye manufactured such products exclusively for us.

As part of the Restructuring and pursuant to the CJV Agreement, Inner Mongolia Yongye transferred to Yongye Biotech its customer and sales contracts, intellectual property, management and other personnel, and the land, buildings and equipment comprising its manufacturing facility. In addition, Inner Mongolia Yongye assisted with obtaining the necessary governmental approvals required for these transfers, as well as with the issuance in May 2009 by the PRC Ministry of Agriculture of a fertilizer license, the patented technology under which was formerly held in the name of Inner Mongolia Yongye, to Yongye Biotech.

All of our operations are conducted through Yongye Biotech. Pursuant to the terms of the CJV Agreement, we are entitled to 95% of the profits of Yongye Biotech and Inner Mongolia Yongye is entitled to 5%. Wu Zishen, our chairman, president and chief executive officer, owns 91.7% of the outstanding equity interests of Inner Mongolia Yongye and, therefore, receives a portion of the profits of Yongye Biotech that are payable to Inner Mongolia Yongye. In addition, Mr. Wu is serving as chairman and chief executive officer of Inner Mongolia Yongye.

We indirectly own, through our ownership of Fullmax and Asia Standard, approximately 94% of the registered capital of Yongye Biotech and Inner Mongolia Yongye owns the remaining approximately 6%. Under the CJV Agreement, Inner Mongolia Yongye has the right to appoint two members to Yongye Biotech’s board of directors and Asia Standard has the right to appoint one member. Thus, Inner Mongolia Yongye effectively controls the management of Yongye Biotech’s business. However, board resolutions regarding the following matters requires the unanimous vote of the members of Yongye Biotech’s board of directors:

•	amendments to the CJV Agreement and Yongye Biotech’s articles of association, which are similar to bylaws;
•	shutting down the operations of or dissolving Yongye Biotech;
•	increasing or any assignment of Yongye Biotech’s registered capital; and
•	a merger or reorganization of Yongye Biotech.

In addition, Yongye Biotech’s articles of association provide that neither Asia Standard or Inner Mongolia Yongye may transfer to a third party their capital contributions to Yongye Biotech without prior approval of the other party, and the other party has a right of first refusal to purchase the capital contributions that are proposed to be transferred and in certain limited circumstances, Inner Mongolia Yongye has the right to elect to terminate Yongye Biotech.

The following chart reflects our current organizational structure as of the date hereof. The ownership percentages of Yongye Biotech are approximations.

* Pursuant to the terms of the CJV Agreement, we are entitled to 95% of the profits of Yongye Biotech and Inner Mongolia Yongye is entitled to 5%.

Products

The base of our product is our own proprietary fulvic acid compound, which is extracted from humic acid. Fulvic acid is a complex, acidic, biochemical polymer which is either created naturally through the decomposition of plant material, or can be produced through a manufacturing process. Fulvic acid binds itself to and strengthens the cell walls of plants and cell membranes of animals, thereby increasing the ability of cells to retain vitamins and minerals and to fight sickness and disease. Fulvic acid also acts as a transport agent, dissolving into itself and delivering nutrients that stimulate cell growth, increasing oxygen intake into cells, and binding with and removing toxins such as heavy metals and other pollutants. These attributes maximize enzyme development, which results in better nutrient uptake in plants and digestion in animals.

Liquid Plant Product

Our universal liquid plant product consists of our base fulvic acid compound and nutrients that plants need to grow, and can be applied to various types of crops by spraying the liquid product directly on the plants, typically in conjunction with fertilizers and pesticides. We primarily sell our plant product by the 100 milliliter bottle and in cases of 100 bottles per case.

The average farmer in China has a cultivated land area of approximately 0.3 – 0.7 acres, which requires approximately 6 – 12 bottles of our product per growing season. We believe that when used correctly, our product can help farmers more efficiently use fertilizers and pesticides, which may reduce the farmers’ overall input costs and environmental damage to the farmers’ land. While each crop varies in response to our plant product, we believe based on internal studies that farmers may be expected to experience yield increases on par with the following results when our plant product is properly used along with sufficient amounts of fertilizer and water:

Crop	Yield
Capsicum (green pepper)	increases yield by up to 22.7%
Carrot:	increases yield by up to 26.5%
Celery:	increases yield by up to 26.3%
Cucumbers:	increases yield to 21.7%, and the leaves are greener, the plants are higher by 3.0 cm, and earlier to market by 11 days
Grapes:	increases weight of individual grape 0.4g, 18.2%, increases sugar content 37.5%
Potatoes:	increases yield up to 17.3%, and the leaves are thicker and they bloom 7 to 10 days earlier
Watermelon:	increases yield by up to 16.9%, increases sugar content 0.8% – 1.8%
Wheat:	increases yield up to 10.7%

Source: Company research

Powder Animal Product

Our powder animal product consists of our base fulvic acid compound, nutrients and Chinese herbs that alleviate inflammation and mild to severe pain, and is currently targeted at and administered to dairy cows by mixing the powder product with cows’ food. We sell our animal product in bags that contain 20, 300 gram packets. In a typical regime, one cow will digest 150 grams daily over a 100 day period.

Our animal product’s ability to alleviate inflammation and mild to severe pain makes it attractive to Chinese farmers because of the prevalence of mastitis, an inflammation of the teats that slows down milk production, in the Chinese dairy industry. The Chinese Journal of Veterinary Medicine has reported that, in China, 50 – 80% of the cows have some form of mastitis, which is typically treated with antibiotics according to the “Handbook of Organic Food Safety and Quality” (International Standard Book Number 0849391547). Although antibiotics can clear up bacterial infections when used correctly, overuse of antibiotics can lead to drug-resistant strains of bacteria and antibiotics kill healthy gut bacteria, which is vital to a healthy immune system. By using our animal product, Chinese farmers can avoid costs and problems associated with the use of antibiotics to treat mastitis.

Our internal studies show that administration of our animal product to cows increases milk production and milk quality in cows, improves immunity, reduces mastitis and the need for antibiotics, and improves digestion and growth rate.

New Products

We are in the process of test marketing a new animal product for cows. We are also evaluating the prospects for introducing animal products designed for pigs, chickens and sheep.

We have not introduced any new plant products in 2009 as we believe the market demand for our universal plant product has remained strong. However, we are examining market opportunities for introducing plant products targeted at corn, peppers, wheat, rice, cucumbers, tomatoes, cotton, potatoes, sunflowers, grapes, tropical fruits and flowers.

In 2010, we will continue to evaluate opportunities to develop market driven additions to our product lines.

Production

Raw Materials

The principal raw material used in the manufacture of fulvic acid is humic acid. Humic acid is a naturally occurring organic soil matter that exists in coal, peat, oceans and fresh waters. The best sources of humic acid are lignite coal and leonardite coal. China is rich in humic acid resources. Its lignite coal reserves are large, widely distributed and high in quality. According to the United States Energy Information Administration, China has approximately 52.3 billion tons of recoverable lignite coal reserves, ranking third in the world.

The humic acid we use comes from lignite coal or leonardite coal which is mined in Inner Mongolia and can be purchased at normal market rates and is typically sold on a per ton basis. We purchase humic acid from suppliers. As the industry is experiencing rapid growth, we believe it is important to control the input of humic acid. Currently, we have two principal suppliers which are both in Hohhot: Wuchuan Shuntong Company and Wuchuan Sanda Company. Wuchuan Shuntong is our largest supplier, providing us with more than 90% of our humic acid raw material. Wuchuan Shuntong has dedicated one production line to us and has based its production design on our specific technical requirements. While this line produces the majority of the humic acid we need, it only constitutes approximately 40% of Wuchuan Shuntong’s capacity. The other supplier contributes to our additional humic acid needs.

We use as many as 18 other ingredients during the production process, including nutrients and Chinese herbs. These additional ingredients can be readily obtained in local markets and do not carry special technical requirements.

Manufacturing Process

The manufacture of our products begins with our proprietary process for extracting fulvic acid from humic acid and creating the base fulvic acid compound used in both our liquid plant product and our powder animal product. We have determined that this first step in our manufacturing process will remain a trade secret due to its importance in the creation of our final product. If we were to patent this process, we would necessarily have to publicly disclose certain information as part of the patent application, and thus risk losing the competitive advantage we believe we currently have.

After we have created our base fulvic acid compound, we mix it with special nutrients and other components specific to our plant and animal products, and, in the case of our animal product, convert the resulting mixture into a powder. These processes and mixtures are covered by current and pending patents.

Packaging and Shipment

Our liquid plant product is primarily packaged in 100 milliliter bottles and in cases of 100 bottles per case. Our powder animal product is packaged in bags that contain 20, 300 gram packets. Each type of packaging material, along with packaging labels, are purchased from three to four separate manufacturers as these materials are readily available in the market.

After packaging our products at our manufacturing facility, we engage a third party to ship them to our distributors and we bear the risk of loss until our products are received by our distributors. Our shipping costs have historically been immaterial.

Quality Control

We have implemented and maintain strict quality control procedures. In July 2007, Inner Mongolia Yongye received ISO 9001:2000 accreditation after a third party audit of its quality control procedures at its manufacturing facility. In the Restructuring, Inner Mongolia Yongye transferred its manufacturing facility and personnel to Yongye Biotech and, in May 2009, Yongye Biotech received ISO 9001:2008 and GB/T 19001:2008 accreditation following a similar third party audit.

Production Facility

We operate one manufacturing facility in Hohhot, Inner Mongolia, China, which can produce up to 10,000 tons per year of our liquid plant product and 1,000 tons per year of our powder animal product when operated normally. During the nine month period ended September 30, 2009, we sold 8,030 tons of our plant product and 340 tons of our animal product, which constituted 97.7% and 2.3%, respectively, of our total sales for such period.

Our growth strategy includes pursuing vertical integration by seeking to acquire lignite coal resources and constructing a new manufacturing facility nearby that would be capable of extracting humic acid from coal and producing 20,000 tons per year of our liquid plant product and 10,000 tons per year of our powder animal product.

Marketing and Sales Support

We had 87 full-time sales and marketing staff as of September 30, 2009. Our sales staff is trained to work with distributors, retail stores and farmers to ensure that they have the right product information and strong after-sales support.

Product Training Courses

Our sales and marketing staff build client relationships by organizing product training courses for farmers and our distributors where local agricultural experts and university professors are invited to speak on proper agricultural techniques.

Demonstration Sites

We also utilize a product demonstration site for marketing purposes. This site is located adjacent to our manufacturing facility in Hohhot, Inner Mongolia and features six greenhouses and an open field. To improve brand awareness as well as the accessibility of our product demonstrations for distributors, branded store owners and farmers who may reside far from Inner Mongolia, part of our growth strategy over the coming years is to construct additional demonstration sites in various locations throughout China.

Media Marketing Programs

We work with our distributors to coordinate advertisements on local television channels and in local newspapers, and, in 2009, we began running an advertisement campaign on CCTV-7, which is the national agriculture channel in China. In addition, we use conferences and seminars, newspaper ads and pamphlets to increase customer recognition and product branding.

Distribution & Sales Network

We sell our products in China through a distribution network comprised of provincial distributors who purchase our products and sell them through a chain of local distributors whose terminal sales point is either a retail store or large farm. Farmers buy our products from these terminal sales points. Our distributors are our sole source of revenue, as we do not sell our products directly to retail stores or to farmers. Nearly all of our sales in 2008 were to distributors operating in Inner Mongolia and Xinjiang autonomous regions, and Gansu and Hebei provinces, which are located in northern China. Beginning in 2009, we expanded our sales in provinces located in central and southern China, particularly in Hubei and Guangdong provinces, and plan to continue to expand the geographic reach of our distribution network. The table below sets forth the provinces and autonomous regions where our five largest distributors are operating as of September 30, 2009, as well as the dollar amount of sales by these distributors and the percentage of our total sales such amounts constituted during the nine months ended September 30, 2009:

5 Largest Distributors	Province/Autonomous Region	Amount of Sales	% of Our Total Sales
Distributor A	Jiangsu, Shanxi, Liaoning, Guangdong and Henan	$14,840,002	17%
Distributor B	Inner Mongolia	15,902,406	18%
Distributor C	Hebei	27,230,124	31%
Distributor F	Xinjiang	9,775,088	11%
Distributor G	Xinjiang	5,704,148	6%
Total:		$73,451,769	83%

As of September 30, 2009, there were 6,971 independently owned retail stores selling our products. We work with our distributors to identify these stores. Thereafter, we provide training and indoor and outdoor promotional display materials for our products, and, in return, the store agrees to prominently display our products along with these materials, and to have the store front painted with Yongye colors. Our provincial level distributors are our direct customers. We do not receive any payments from the retail stores selling our products, and the stores may sell our competitors’ products.

This network of retail stores creates a “community-direct” model through which our distributors sell our product. We believe these stores have a local feel and have standing community recognition as the “trusted” local agricultural product expert. The goal is to encourage farmers to make Yongye products a greater part of their annual planning process while building brand awareness.

The first table below presents the number of retail stores that were branded stores and stores in trials to become branded stores at the end of the periods indicated. Data for fiscal 2007 is data of Inner Mongolia Yongye, which, prior to the Restructuring, owned and operated the principal assets that form the basis of our operations.

	September 30, 2009	FY2008	FY2007
Branded Stores	6,971	775	200
Branded Stores in Trials	0	350	0
Total	6,971	1,125	200

Customers

Since our inception, we have worked continuously to build and maintain our sales and distribution networks. We have established good relationships with leading agricultural products distributors in Hebei and Gansu provinces, and Inner Mongolia and Xinjiang autonomous regions, and an increasing number of distributors outside these areas.

We sign three year contracts with distributors that we identify and choose based upon their overall business strength, credit worthiness and proven ability to develop their local markets. The total sales volume, pricing, product specifications, delivery schedule and the method of delivery are agreed and set out in the sales contracts. Credit terms for distributors typically range from three to six months.

The table below presents information regarding our largest customers for the periods indicated. Data for periods prior to the end of the first quarter of 2008 is or includes data of Inner Mongolia Yongye, which, prior to the Restructuring, owned and operated the principal assets that form the basis of our operations.

	1H2009		FY2008		FY2007
	% Sales	Sales	% Sales	Sales	% Sales	Sales
5 Major Customers	89%	52,061,902	92%	44,109,813	83%	10,924,986
3 Major Customers	76%	44,620,547	70%	33,718,961	67%	8,810,806
1 Major Customer	40%	23,557,490	43%	20,541,267	29%	3,853,891

Competition

The Chinese fertilizer industry is highly fragmented. As of November 2009, there were over 4,000 fertilizer products in the PRC Ministry of Agriculture’s registry. We compete more directly with producers of humic acid based products, of which there were 522 in the registry as of November 2009.

Moreover, the market for fulvic acid based products has not matured into a saturated market. We believe we have a broader distribution network than our competitors and, therefore, that we are uniquely situated amongst our competitors to take advantage of China’s growing market for fulvic acid based products.

Research and Development

Prior to the Restructuring, Inner Mongolia Yongye conducted independent biochemistry research for many years focusing on humic acid and fulvic acid research, development and industrialization. This research was transferred to Yongye Biotech in connection with the Restructuring. We currently have 28 research personnel on staff, including Baosheng Tong, our chief scientist, who has 20 years of experience in China’s agriculture industry and holds a masters degree in animal nutrition and a bachelors degree in animal husbandry from China Agriculture University.

We have also established research project partnerships with local universities and agricultural research institutes, namely Inner Mongolia Agricultural University, Chinese Academy of Agricultural Sciences, Beijing University of Agriculture and Inner Mongolia Academy of Agricultural Sciences.

Our research and development process begins with an internal evaluation of market demand for new types of products. After we initially identify market opportunities for new products, we, either alone or in conjunction with our research partners, conduct research activities and develop new products through testing at the greenhouses and open field located adjacent to our manufacturing facility. Once our research and development activities are complete, we make a final judgment regarding whether and when to bring the new product to market based upon a second evaluation of market demand, an estimate of the time and expense that will be required to obtain any necessary governmental approvals, the desirability for obtaining patents or feasibility of protecting our intellectual property by other means, and the results of test marketing. The entire process may take anywhere from one to three years, depending on the product.

We are currently researching three products, including products for two types of vegetable and one type of fruit, and are test marketing a new product for cows. We have not introduced any products into the market other than our current universal liquid plant product and our powder animal product targeted at cows, and no assurance can be given that we will ultimately bring to market the products we are currently researching or the product we are currently test marketing.

In 2008, Inner Mongolia Yongye spent a nominal amount, and during the nine months ended September 30, 2009, we spent approximately $1.5 million, on research and development activities. These costs are not borne by our customers.

Intellectual Property

Our intellectual property consists of our proprietary method for extracting fulvic acid from humic acid, our invention patent related to our plant product and our pending patent related to our animal product. Our extraction process for fulvic acid remains a trade secret and is protected by a non-compete contract with Professor Gao Jing, who developed the extraction process and is the former chief scientist of Innner Mongolia Yongye. We have chosen not to seek a patent covering our method for extracting fulvic acid in order to avoid the public disclosure that would be required in connection with applying for a patent.

On December 6, 2008, the IMARSTB, thoroughly reviewed scientific and economic data provided by the Company and reached the opinion that our liquid plant product effectively increases agricultural output, improves the utilization rate of fertilizer, enhances a plant’s resistance to disease and has a lighter weight and higher bio-activity than the other products it tested. In addition, the IMARSTB concluded that large scale experimentation has proven that our product can increase overall yields of staple crops, such as wheat and rice, and vegetables by 10 – 20% and 15 – 30%, respectively, while improving product quality. In a separate study, the IMARSTB has concluded that our extraction process is more efficient and produces purer fulvic acid as compared to traditional extraction methods.

The patent related to our plant product and the pending patent application related to our animal product cover both the mixture process of, and the base formulas for, such products. Our current patent is valid for 20 years from October 2006 and, once issued, our pending patent will also be valid for a 20 year team. We will work to ensure that this mixture process is consistently carried out while also protecting our intellectual property.

We have obtained a registered trademark for “Yongye” from the Trademark Bureau of the State Administration of Industry and Commerce of the PRC, which is valid until October 2017. Inner Mongolia Yongye has applied for a registered trademark for “Shengmingsu” and, once the application is approved, the trademark will be valid for 10 years and Inner Mongolia Yongye will transfer the trademark to Yongye Biotech.

In addition to trademark and patent protection law in China, we rely on contractual confidentiality and non-compete provisions to protect our intellectual property rights and brand. We also take further steps to limit the number of people involved in the production process and refer to each ingredient by number rather than name when collecting and preparing them for mixture.

Employees

The table below presents the number of our employees as of the end of the periods indicated. Data for 2008 is data of Inner Mongolia Yongye, which, prior to the Restructuring, owned and operated the principal assets that form the basis of our operations.

Category	2008	September 30, 2009
Administration	88	91
Manufacturing	0	115
Research & Development	0	28
Sales & Support	65	86
Total	159	320

As of June 30, 2009, all employees, including manufacturing staff, have signed contracts with Yongye Biotech and work exclusively for us. None of our employees are under collective bargaining agreements. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

Governmental Regulation

Our products and services are subject to regulation by central and provincial governmental agencies in the PRC, which require us to obtain licenses and certifications. We are required to renew, pass an examination with respect to, or make a filing in connection with these licenses and certifications on a regular basis.

Business License

Yongye Biotech’s business license enables it to research, develop, process, manufacture, market and sell fulvic acid based products and plant and animal nutrients. The business license is valid until January 4, 2018, although it is subject to annual examination, which was passed in 2008.

Fertilizer Registration

All fertilizers produced in the PRC must be registered with the PRC Ministry of Agriculture or its local branches at a provincial level. No fertilizer can be manufactured without such registration. As part of the Restructuring process, Yongye Biotech applied for its initial fertilizer registration certificate in May 2009 and it was received on June 1, 2009. The certificate is valid until February 2010 and may be renewed twice for additional one-year terms. Thereafter, if all conditions remain satisfied, a long-term certificate will be issued with a five-year term that is renewable for additional five-year terms so long as all requirements continue to be met.

We believe that the PRC Ministry of Agriculture will generally grant an application for renewal in the absence of illegal activity by the applicant. However, there is no guarantee that the PRC Ministry of Agriculture will renew our fertilizer registration certificate. If we cannot obtain the necessary renewal, we will not be able to manufacture and sell our fertilizer products in China, which will cause the termination of our commercial operations.

Feed Certificate

Producers of animal feed in the PRC are required to obtain a Quality Certificate for the Examination of Feed Production Enterprises. Yongye Biotech was granted this certificate in September 2009 by the Inner Mongolia agricultural authority, which is the local branch of the Ministry of Agriculture in Inner Mongolia, but must make an annual filing before the end of March each year to maintain its effectiveness.

Environmental, Health and Safety Laws

As confirmed by the local agency, we believe we are in compliance in all material respects with the various laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations. We have received no penalty from the relevant governmental agencies so far and we make nominal capital expenditures from time to time to stay in compliance with applicable laws and regulations, though the cost is not directly passed on to our customers as we do not use cost-based pricing.

Legal Proceedings

We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Property

Our principal executive offices are located at 6th floor, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing PRC and the telephone number is 86-10-8232-8866 x8880. The office space is approximately 1,000 square meters in area. Our manufacturing facility and the adjacent greenhouses and open field, which serve as a research and product demonstration site, is in the High Tech Economic Development Zone in Hohhot, Inner Mongolia.

There is no private ownership of land in China. All land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be transferred after complying with requisite legal procedures and upon approval by the competent land administrative authorities of the PRC (the Ministry of Land and Resources or its local agencies) upon payment of the required land transfer fee. Yongye Biotech owns the land use rights for the land on which our manufacturing facility, greenhouses and open field are situated, which have a term of 50 years that expires in 2057. We lease our principal executive offices under a lease that provides for a three year term.

Executive Office

Our principal executive offices are located on the 6th Floor, Suite 608, at Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC. Our telephone number at that address is 86-10-8232-8866. Our corporate website is www.yongyeintl.com. Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus or the Registration Statement on Form S-3 of which this prospectus forms a part.

Recent Developments

During the third quarter of 2009:

•	our revenue increased 60.9% year-over-year to $29.3 million;
•	our gross profit increased 77.5% year-over-year to $15.8 million, or 54.1% of sales;
•	our operating income grew 133.9% year-over-year to $11.8 million;
•	our net loss of $7.0 million, or $0.22 per fully diluted share, compared to net income of $8.1 million, or $0.20 per fully diluted share in the same period of 2008;
•	we expanded our branded store network by 40% to 6,971 stores; and
•	our common stock began trading on the Nasdaq Global Select Market.

As announced on October 22, 2009, we expect to generate $94 – $95 million in revenue for fiscal 2009. In addition, we reaffirm our 2009 annual pre-tax income from operations guidance of $30 – 31 million and 2009 annual pre-tax operating income margin guidance of approximately 32 – 33%.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $56,320,000. Our net proceeds, before expenses, will be approximately $65,550,000 if the underwriters exercise their option to purchase additional shares in full.

We intend to use all of the net proceeds of this offering to acquire lignite coal resources and construct a new manufacturing facility nearby that would be capable of extracting humic acid from coal and producing 20,000 tons per year of our liquid plant product and 10,000 tons per year of our powder animal product, as well as for general working capital purposes.

PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “YONG”. Between April 30, 2008 and September 3, 2009, our common stock was quoted on the OTC Bulletin Board (“OTCBB”) under the trading symbol “YGII.OB”. Until April 29, 2008, our common stock was traded under the symbol “GDTN.OB”. The closing price for our common stock on Nasdaq on December 16, 2009 was $8.29 per share.

The following table shows by each fiscal quarter and partial period, where applicable, the range of high and low bid quotations reported by the OTCBB or Nasdaq, as applicable, in each fiscal quarter from January 1, 2008 to December 31, 2008, the first quarter of 2009, the second quarter of 2009, the third quarter of 2009 and the fourth quarter of 2009 through December 11, 2009. There were no reported bids for our common stock during 2007, 2006 and the first quarter of 2008. The OTCBB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2009	High	Low
First quarter	$1.60	$0.65
Second quarter	$3.62	$1.50
Third quarter	$8.39	$3.30
Fourth quarter (through December 11, 2009)	$11.72	$7.74

2008	High	Low
First quarter	$—	$—
Second quarter	$3.75	$1.75
Third quarter	$4.65	$2.00
Fourth quarter	$2.00	$1.25

At November 30, 2009, there were 35,643,596 shares of our common stock outstanding. Our shares of common stock are held by approximately 40 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have not paid any cash dividends on shares of our common stock and do not plan to do so in the near future. We currently plan to retain future earnings to fund the development and growth of our business. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2009 on an actual basis and on an as adjusted basis to give effect to the sale by us of 8,000,000 shares of our common stock in this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included in or incorporated by reference into this prospectus supplement.

	As of Sept 30, 2009
	Actual (Unaudited)	As Adjusted
CURRENT ASSETS
Cash and Cash Equivalents	$3,508,408	$59,828,408
LONG TERM LIABILITIES
Derivative liabilities – warrants	$22,277,122	$22,277,122
Total long term debt	$341,554	$341,554
STOCKHOLDERS’ EQUITY
Common stock, $0.001 per share; 75,000,000 shares authorized, 32,803,173 shares issued and outstanding at September 30, 2009, 40,803,173 shares issued and outstanding as adjusted	$32,803	$40,803
Additional paid-in capital – Common stock	22,749,207	79,061,207
Retained earnings	15,620,486	15,620,486
Accumulated other comprehensive income	400,677	400,677
Total Equity of the Company’s Shareholders	38,803,173	95,123,173
Noncontrolling interest	1,332,692	1,332,692
Total equity	$40,135,865	$96,455,865

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC and Oppenheimer & Co. Inc. with respect to the shares subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us 8,000,000 shares of our common stock.

The underwriting agreement provides that the obligation of the underwriters to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

If the underwriter sells more shares than the above number, the underwriter has an option for 30 days to buy up to an additional 1,200,000 shares from us at the public offering price, less the underwriting commissions and discounts, to cover these sales.

The underwriters propose to offer to the public the shares of common stock purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting discounts and commissions paid by us	$0.375	$0.375	$3,000,000	$3,450,000
Expenses payable by us	$0.085	$0.074	$680,000	$680,000

We have agreed not to offer, sell, contract to sell or otherwise issue any shares of common stock or securities exchangeable or convertible into common stock, without the prior written consent of the underwriters, for a period of 90 days, subject to an 18 day extension under certain circumstances, following the date of this prospectus, subject to certain exceptions. In addition, our officers, directors and Full Alliance International Limited (“Full Alliance”) have entered into lock-up agreements with the underwriters. Under these lock-up agreements, subject to exceptions, such persons may not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock, or publicly announce to do any of the foregoing, without the prior written consent of the underwriters, for a period of 90 days, subject to an 18 day extension under certain circumstances, from the date of this prospectus. This consent may be given at any time without public notice.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may receive in the future, customary fees. No such services were performed or will be performed during the 180-day period preceding the filing of this prospectus supplement or the 90-day period following the consummation of this offering.

On October 1, 2009, Oppenheimer & Co. Inc. entered into an agreement with us providing it with a right of first refusal to provide certain services in connection with the our evaluation of certain financial and strategic alternatives, which agreement will only take effect on the business day which is three months following the consummation of the offering hereunder.

Our common stock is traded on Nasdaq under the symbol “YONG.”

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriters participating in the offering or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ or our website and any information contained in any other website maintained by the underwriters or by us is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as an underwriter and should not be relied upon by investors.

NOTICES TO NON-UNITED STATES INVESTORS

Investors in the United Kingdom, Germany, Norway and The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus directive (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in the United Kingdom, Germany, Norway and The Netherlands once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in the United Kingdom, Germany, Norway and The Netherlands, except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Investors in Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the shares of common stock has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen”). Any representation to the contrary is unlawful. Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any shares of common stock, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the shares of common stock or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of shares of common stock to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the Company to be in violation of the Belgian securities laws.

Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares of common stock offered hereby has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares of common stock offered hereby has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the shares of common stock to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such shares of common stock may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Investors in Italy

The offering of the shares of common stock offered hereby in Italy has not been registered with the Commissione Nazionale perla Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the shares of common stock offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the shares of common stock offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the shares of common stock offered hereby or distribution of copies of this prospectus supplement or any other document relating to the shares of common stock offered hereby in Italy must be made:

(a) by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c) in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Investors in Sweden

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the shares of common stock offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980). This offering will be made to no more than 100 persons or entities in Sweden.

Investors in Switzerland

The shares of common stock offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The Company has not applied for a listing of the common stock being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The shares of common stock being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of the shares of common stock.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in the Company’s common stock.

Investors in Israel

In the State of Israel, the shares of common stock offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or fro the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j) an entity, other than an entity formed for the purpose of purchasing shares of common stock in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the shares of common stock offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Investors in Hong Kong

The shares of common stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Investors in Singapore

This prospectus has not been registered with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold any shares of commons tock or caused the shares of common stock to be made the subject of an invitation for subscription or purchase and may not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The underwriters will notify (whether through the distribution of the prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased ADSs from or through that underwriter, namely a person which is:

•	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor.

Shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the common stock under Section 275 except:

•	to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA;
•	where no consideration is given for the transfer; or
•	by operation of law.

Investors in the People’s Republic of China

This prospectus does not constitute a public offer of the shares of common stock, whether by way of sale or subscription, in the People’s Republic of China. The shares of common stock may not be offered or sold, directly or indirectly, in the People’s Republic of China. For the purposes of this paragraph, the People’s Republic of China excludes Hong Kong, Macau and Taiwan.

Investors in Japan

The shares of common stock have not been and will not be registered under the Securities and Exchange Law of Japan. The underwriters have not offered or sold, and may not offer or sell, directly or indirectly, any shares of common stock in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except:

•	pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan; and
•	in compliance with the other relevant laws and regulations of Japan.

Investors in Canada

The shares of common stock may not be offered or sold, directly or indirectly, in any province or territory of Canada or to or for the benefit of any resident of any province or territory of Canada except pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which the offer or sale is made and only by a dealer duly registered under applicable laws in circumstances where an exemption from applicable registered dealer registration requirements is not available.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, has advised us with respect to legal matters related to the registration of the securities offered in this prospectus and certain other matters. The validity of the securities offered in this prospectus will be passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada. DLA Piper LLP (US) and DLA Piper Hong Kong are counsel for the underwriters in connection with this offering. In addition, certain legal matters relating to the PRC in connection with this offering will be passed upon for us by Han Kun Law Office, Beijing, PRC.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2007 have been included herein in reliance upon the report of Patrizio & Zhao, LLC an independent registered public accounting firm, appearing in the registration statement of which this prospectus supplement forms a part, and their authority as experts in accounting and auditing. The audited consolidated financial statements as of and for the year ended December 31, 2008 have been included herein in reliance upon the report of MSPC Certified Public Accountants and Advisors, P.C., an independent registered public accounting firm, appearing in the registration statement of which this prospectus supplement forms a part, and their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

Prospectus

YONGYE INTERNATIONAL, INC.

$100,000,000
Common Stock
Common Stock Purchase Rights
Warrants
Debt Securities
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, common stock purchase rights, warrants, debt securities, or units having an aggregate initial offering price not exceeding $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

We will provide specific terms of the offerings of our securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the Nasdaq Global Market under the symbol “YONG.” Each prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Global Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our Common Stock is quoted on The NASDAQ Stock Market (“NASDAQ”) under the trading symbol “YONG”. The closing price for our Common Stock on NASDAQ on December 4, 2009 was $8.87 per share.

Investing in our Common Stock involves risk. You should carefully consider the risk factors beginning on page 3 of this prospectus before purchasing shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 8, 2009

i

SUMMARY

This summary highlights material information about us that is described more fully elsewhere in this prospectus. It may not contain all of the information that you find important. You should carefully read this entire document, including the “Risk Factors” section beginning on page 3 of this prospectus and the financial statements and related notes to those statements appearing elsewhere in this prospectus before making a decision to invest in our Common Stock. Unless otherwise indicated in this prospectus or the context otherwise requires, references to “we,” “us,” “Yongye,” “the Company” or “our Company” refer to Yongye International, Inc. (f/k/a Yongye Biotechnology International, Inc.) and its consolidated subsidiaries.

Our Company

We are engaged in the manufacturing, research, development and sales of fulvic acid based liquid and powder nutrient compounds used in the agriculture industry. Our headquarters is in Beijing, China and additional administrative offices and our manufacturing unit are located in Hohhot, Inner Mongolia, China. Currently, we sell two lines of products, both based on our fulvic acid compound base: a plant nutrition liquid compound and animal nutrition powder which is a food additive. Our products start with our proprietary fulvic acid base which is extracted from humic acid, and to which we add other natural substances to customize the base for use in our plant and animal product lines. Based on our internal data and research, we believe our proprietary technology for fulvic acid extraction creates a very pure source of fulvic acid which we use in our plant and animal nutrient products. We have found that our fulvic acid has a very light weight molecular composition, which we believe improves the overall permeability of cell walls and allows more complete transport of nutrients across plant membranes. We believe our proprietary process for extracting fulvic acid from humic acid and our patented process for mixing our plant nutrient and patent pending process for mixing our animal nutrient are key differentiators in the market and helps us provide a high quality product which we believe provides reliable and predictable results from season to season.

The base of our product is our own proprietary fulvic acid compound, which is extracted from humic acid. Fulvic acid is a complex, acidic, biochemical polymer which can either be produced naturally by the decomposition of plant material over a long period of time or via a manufacturing process. Fulvic acid binds itself to cellulose fibers and strengthens the cell walls of plants and animals and acts as a transport agent helping cells absorb the essential minerals and elements for growth. Fulvic acid usually carries 70 or more minerals and trace elements as part of its molecular complexes. These are in ideal natural form to be absorbed by plants and interact with living cells. Plants readily absorb high amounts of fulvic acid, and more readily maintain the minerals and trace elements brought in by fulvic acid. Fulvic Acid creates bioactivity in plant cells and makes them healthier. Our proprietary process extracts fulvic acid from humic acid and creates the base fulvic acid compound used in both our plant (liquid form) and animal nutrient (powder form) products. We have determined that this process will remain a trade secret due to its importance in the creation of our final product. If we were to patent this process, we would necessarily have to publicly disclose certain information as part of the patent application, and thus lose our competitive advantage we believe we currently have.

Executive Offices

Our principal executive offices are located at 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC. Our telephone number at that address is 86-10-8232-8866 x8880.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-3 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Company believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus or incorporated by reference, including the consolidated financial statements and notes thereto, before deciding to invest in our common stock. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Related to Our Business

Yongye Nongfeng, our CJV, recently completed transitioning its business operations from Inner Mongolia Yongye Biotechnology, our predecessor company.

We established our PRC cooperative joint venture, Yongye Nongfeng, on January 4, 2008, with the intention and ultimate goal of carrying out the business of marketing and distributing our fulvic acid plant and animal nutrient products. As of October 10, 2009, we have transitioned all the operations including the manufacturing of our nutrient products from our predecessor company, Inner Mongolia Yongye Biotechnology (which is under the control of Mr. Zishen Wu), to the CJV (Mr. Wu is also the CEO of the CJV), including all assets related to the manufacturing, distribution and sales as well as all applicable licenses and titles (the “Restructuring”). On October 10, 2009 the CJV Agreement and CJV’s articles were revised to reflect that both the dividend distribution percentage and the post-dissolution remaining asset distribution percentage of Inner Mongolia Yongye in the CJV increased to 5% from the previous 0.5% while the equity interests of Yongye Nongfeng and Inner Mongolia Yongye in the CJV remained as 93.91% and 6.09%, respectively.

The limited operating history and the early stage of development of our CJV may make it difficult to evaluate our business and future prospects. Although Inner Mongolia Yongye Biotechnology’s revenues have risen quickly and although Inner Mongolia Yongye Biotechnology has transferred its agreements to our CJV, we cannot assure you that the CJV will continue to maintain such profitability or that it will not incur net losses in the future. We expect that our operating expenses will increase as we pursue our growth strategies. Any significant failure to realize anticipated revenue growth could result in operating losses.

Failure to manage our recent dramatic growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

We have been expanding our operations dramatically and believe they will continue to expand rapidly. To meet the demand of our customers, we expect to expand our distribution network in terms of numbers and locations. The rapid growth of our business has resulted in, and if we continue to grow at this rate, will continue to result in, substantial demands on our management, operational and other resources. In particular, the management of our growth will require, among other things:

•	increased sales and sales support activities;
•	improved administrative and operational systems;
•	stringent cost controls and sufficient working capital;
•	continued responsibility for disclosure of material facts relating to our business;
•	strengthening of financial and management controls; and
•	hiring and training of new personnel.

As we continue this effort, we may incur substantial costs and expend substantial resources. We may not be able to manage our current or future operations effectively and efficiently or compete effectively in new markets we enter. If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We do not own 100% of the equity interests in the CJV and need to work jointly with Inner Mongolia Yongye Biotechnology to manage our operations, which may not be as stable and effective in providing operational control as 100% ownership.

We operate our business through our CJV. If there are disagreements between us and our cooperative joint venture partner, Inner Mongolia Yongye Biotechnology, regarding the business and operation of the CJV, we cannot assure you that we will be able to resolve them in a manner that will be in our best interests. In addition, our joint venture partner may (i) have economic or business interests or goals that are inconsistent with ours; (ii) take actions contrary to our instructions, requests, policies or objectives; (iii) be unable or unwilling to fulfill their obligations; (iv) have financial difficulties; or (v) have disputes with us as to the scope of their responsibilities and obligations. Any of these and other factors may materially and adversely affect the performance of our CJV, which may in turn materially and adversely affect our financial condition and results of operations.

We rely on the CJV Agreement with Inner Mongolia Yongye Biotechnology to operate our business. Under the current CJV Agreement, if Inner Mongolia Yongye Biotechnology exercises its contractual rights to terminate the CJV agreement, we would have no rights to prevent such an event from occurring. In addition, if Inner Mongolia Yongye Biotechnology fails to perform its obligations under the CJV Agreement, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief and damages, which we cannot assure you would be effective. Accordingly, it may be difficult for us to change our corporate structure or to bring claims against Inner Mongolia Yongye Biotechnology if it does not perform its obligations under the CJV Agreement with us.

The CJV agreement is governed under PRC law. Accordingly, this agreement would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the CJV Agreement. In the event we are unable to enforce the CJV Agreement, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Our business will be harmed if our major distributors reduce their orders or discontinue doing business with us.

We sell our products through a distribution network comprised of provincial or regional distributors who purchase our products and sell them through a chain of local agents whose terminal sales point is either a retail store or large farm. Farmers buy our products from these terminal sales points. Our distributors are our sole source of revenue, as we do not sell our products directly to retail stores or to farmers. For the year ended December 31, 2008, we sold our products primarily through five major distributors across our top four provinces. Although we believe that our relationship with these distributors is good, if some or all of these distributors reduce their orders or discontinue doing business with us, we could have difficulties finding new distributors to distribute our products and our revenues and net income could in turn decline considerably. Our reliance on these major distributors could also affect our bargaining power in getting favorable prices for our products. In addition, untimely payment and/or failure to pay by these major distributors would negatively affect our cash flow.

One or more of our distributors could engage in activities that are harmful to our brand and to our business.

Due to our reliance on a distribution network comprised of provincial or regional sales distributors to sell our products, we are susceptible to our distributors engaging in activities that are harmful to our brand and to our business. If our distributors do not implement our branding strategy properly, our brand name may be damaged. In addition, if our distributors sell our products under another brand, purchasers will not be aware of our brand name. Moreover, our ability to provide appropriate customer service to these purchasers will be negatively affected, and we may be unable to develop our local knowledge of the needs of these purchasers and their environment. Furthermore, if any of our distributors sell inferior products produced by other companies under our brand name, our brand and reputation could be harmed, which could make marketing of our products more difficult.

If we cannot renew our fertilizer registration certificate, we will be unable to sell some of our products which will cause our sales revenues to significantly decrease.

Fertilizer Registration

All fertilizers produced in the PRC must be registered with the PRC Ministry of Agriculture or its local branches at a provincial level. No fertilizer can be manufactured without such registration. As part of the Restructuring process, the CJV applied for their initial fertilizer registration certificate in May 2009 and it was received on June 1, 2009. The certificate is valid until February 2010 and may be renewed twice for additional one-year terms. Thereafter, if all conditional remain satisfied, a long-term certificate will be issued with a five-year term that is renewable for additional five-year terms so long as all requirements continue to be met.

We believe that the PRC Ministry of Agriculture will generally grant an application for renewal in the absence of illegal activity by the applicant. However, there is no guarantee that the PRC Ministry of Agriculture will renew our fertilizer registration certificate. If we cannot obtain the necessary renewal, we will not be able to manufacture and sell our fertilizer products in China, which will cause the termination of our commercial operations.

Our proprietary technology for fulvic acid extraction, patented plant product mixture process and patent pending animal product mixture process may become obsolete which could materially adversely affect the competitiveness of our plant and animal nutrient products.

The production of our plant and animal nutrient products is based on our proprietary fertilizer formula, patented plant product mixture process and patent pending animal product mixture process. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging humic acid products and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with evolving industry standards and changing customer requirements. If our proprietary fertilizer formula, patented plant product mixture process and patent pending animal product mixture process become obsolete as our competitors develop better products than ours, our future business and financial results could be adversely affected. In addition, although we entered into confidentiality agreements with our key employees, we cannot assure you if there would be any breach of such agreement in which case our rights over such proprietary fertilizer formula would be adversely affected.

We may not possess all the licenses required to operate our business, or may fail to maintain the licenses we currently hold. This could subject us to fines and other penalties, which could have a material adverse effect on our results of operations.

We are required to hold a variety of permits, licenses and certificates to conduct our business in China. We may not possess all the permits, licenses and certificates required for our business. In addition, there may be circumstances under which the approvals, permits, licenses or certificates granted by the governmental agencies are subject to change without substantial advance notice, and it is possible that we could fail to obtain the approvals, permits, licenses or certificates that are required to expand our business as we intend. If we fail to obtain or to maintain such permits, licenses or certificates or renewals are granted with onerous conditions, we could be subject to fines and other penalties and be limited in the number or the quality of the products that we would be able to offer. As a result, our business, result of operations and financial condition could be materially and adversely affected.

Zishen Wu, our chairman, chief executive officer and president, has played an important role in the growth and development of our business since its inception, and a loss of his services in the future could severely disrupt our business and negatively affect investor confidence in us, which may also cause the market price of our common stock to go down.

Zishen Wu, our chairman, chief executive officer and president, has played an important role in the growth and development of our business since its inception. To date, we have relied heavily on Mr. Wu’s expertise in, and familiarity with, our business operations, his relationships within the industries in which we operate, including with our suppliers, and his reputation and experience. In addition, Mr. Wu continues to be primarily responsible for formulating our overall business strategies and spearheading the growth of our operations. If Mr. Wu were unable or unwilling to continue in his present positions, we may not be able to easily replace him and may incur additional expenses to identify and train his successor. In addition, if Mr. Wu were to join a competitor or form a competing business, it could severely disrupt our business and negatively affect our financial condition and results of operations. Although Mr. Wu is subject to certain non-competition restrictions during and after termination of his employment with us, we cannot assure you that such non-competition restrictions will be effective or enforceable under PRC law. Moreover, even if the departure of Mr. Wu from our Company would not have any actual impact on our operations and the growth of our business, it could create the perception among investors or the marketplace that his departure could severely damage our business and operations and could negatively affect investor confidence in us, which may cause the market price of our common stock to go down. We do not maintain key man insurance for Mr. Wu.

We depend heavily on skilled personnel, and any loss of such personnel, or the failure to continue to attract such personnel in the future, could harm our business.

Our business is specialized and requires the employment of personnel with significant scientific and operational experience in the industry. Accordingly, we must attract, recruit and retain a workforce of technically and scientifically competent employees. Due to the intense market competition for highly skilled workers and experienced senior management and our geographical location, we have faced difficulties locating personnel that have the necessary scientific, technical and operational skills and experience with the fertilizer industry. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional management and such other key personnel. These individuals are difficult to find in the PRC and we may not be able to retain such skilled employees and replace them within a reasonable period of time, or at all. Our business may be severely disrupted, our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses in recruiting and training additional personnel. Although our employees and senior management members are subject to certain non-competition restrictions during and after termination of their employment, we cannot assure you that such non-competition restrictions will be effective or enforceable under PRC law. If any of our key personnel joins a competitor or forms a competing business, our business may be severely disrupted. We have no key man insurance with respect to our key personnel that would provide insurance coverage payable to us for loss of their employment due to death or otherwise.

The markets in which we operate are highly competitive and fragmented and we may not be able to maintain market share.

We operate in highly competitive markets and compete with numerous local PRC fertilizer manufacturers and we expect competition to persist and intensify in the future. Our competitors are mainly domestic leaders in the fertilizer markets in China. Our small local competitors may have better access in certain local markets to customers and prospects, an enhanced ability to customize products to a particular region or locality and more established local distribution channels within a small region. We also compete with large PRC national competitors who may have competitive advantages over us in certain areas such as access to capital, technology, product quality, economies of scale and brand recognition and may also be better positioned than us to develop superior product features and technological innovations and to exploit and adapt to market trends. Additionally, we may not be able to conduct in-depth research and analysis on our current or new markets due to the lack of public or third-party sources of competitive information available on our industry and competitors in the PRC. Therefore, we may not have a clear estimate of the current number of our direct competitors or such competitors’ revenues or market share.

In addition, China’s entry into the World Trade Organization may lead to increased foreign competition for us. International producers and traders import products into China that generally are of higher quality than those produced in the local Chinese market. If they are localized and become recognized as the type of fertilizer we produce, we may face additional competition. If we are not successful in our marketing and advertising efforts to increase awareness of our brands, our revenues could decline, which could have a material adverse effect on our business, financial condition, results of operations and share price. We cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

If we need additional financing, we may not be available to find such financing on satisfactory terms or at all.

Our capital requirements may be accelerated as a result of many factors, including the growth and timing of our business development activities, budget shortfalls, unanticipated expenses or capital expenditures, future product opportunities, future licensing opportunities and future business combinations. Consequently, we may need to seek additional debt or equity financing, which may not be available on favorable terms, if at all, and which may be dilutive to our stockholders.

We may seek to raise additional capital through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we may incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Any provider of debt financing would also be superior to our stockholders’ interest in bankruptcy or liquidation. To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or product candidates, or grant licenses on unfavorable terms.

Financial damages may be imposed on us if we are unable to retain certain “financial professionals” as required by the securities purchase agreements.

The purchase agreements entered into in connection with several private capital raises we have consummated obligate us to hire a chief financial officer who has experience as a senior financial officer of a United States public reporting company and who is (i) fluent in English, (ii) residing or will reside, upon employment by us, in Asia, and (iii) familiar with GAAP and auditing procedures and compliance for United States public companies, and to enter into an employment agreement with such an officer for a term of no less than two years. Although we have hired Mr. Sam (Yue) Yu as the chief financial officer in accordance with the preceding obligations, if we fail to continue to comply with the above obligations regarding such an officer, we may incur monthly financial damages in the amount of 1% of the proceeds of the financing, up to an aggregate amount of 6% of the amount of the financing.

The imposition of such financial damages would require us to use capital that we had planned to use, and may require, in connection with our business.

If we fail to adequately protect or enforce our intellectual property rights, or to secure rights to patents and trademarks of others, the value of our intellectual property rights could diminish.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

To date, we have received one patent for our plant product and have one patent pending for our animal product with the State Intellectual Property Office of the PRC. We have obtained a registered trademark for “Yongye” from the Trademark Bureau of the State Administration of Industry and Commerce of the PRC (“CTMO”). Our PRC partner, Inner Mongolia Yongye Biotechnology has filed a trademark application for the brand name of “Shengmingsu” with the CTMO, and Inner Mongolia Yongye Biotechnology will transfer this mark to the CJV upon procurement of trademark registration with the CTMO. In addition, we rely on trade secret protection for our proprietary process of extracting fulvic acid from humic acid and creating the base fulvic acid compound used in both our plant (liquid form) and animal nutrient (powder form) products because we believe if we were to patent this process, we would necessarily have to publicly disclose certain information as part of the patent application, and thus lose our competitive advantage we believe we currently have. However, we cannot predict the degree and range of protection patents, trademarks and trade secrets will afford us against competitors. Third parties may find ways to invalidate or otherwise circumvent our patents, proprietary technology and trademark. Third parties may attempt to obtain patents claiming aspects similar to our patent and trademark applications. If we need to initiate litigation or administrative proceedings, such actions may be costly and may divert management attention as well as expend other resources which could otherwise have been devoted to our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, historically, implementation of PRC intellectual property-related laws has been lacking, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries, which increases the risk that we may not be able to adequately protect our intellectual property. Moreover, litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our management’s attention and resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations. Given the relative unpredictability of China’s legal system and potential difficulties enforcing a court judgment in China, there is no guarantee that we would be able to halt the unauthorized use of our intellectual property through litigation.

If we infringe the rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against litigation.

If our products, formula, methods, processes and other technologies infringe proprietary rights of other parties, we could incur substantial costs, and may have to obtain licenses (which may not be available on commercially reasonable terms, if at all), redesign our products or processes, stop using the subject matter claimed in the asserted patents, pay damages, or defend litigation or administrative proceedings, which may be costly whether we win or lose. All of the above could result in a substantial diversion of valuable management resources.

We believe we have taken reasonable steps, including comprehensive internal and external prior patent searches, to ensure we have freedom to operate and that our development and commercialization efforts can be carried out as planned without infringing others’ proprietary rights. However, we cannot guarantee that no third-party patent has been filed or will be filed that may contain subject matter of relevance to our development, causing a third-party patent holder to claim infringement. Resolving such issues has traditionally resulted, and could in our case result, in lengthy and costly legal proceedings, the outcome of which cannot be predicted accurately.

Our business is sensitive to the current global economic crisis. A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

Recent global market and economic conditions have been unprecedented and challenging with recession in most major economies persisting in 2009. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.

The PRC economy also faces challenges. The stimulus plans and other measures implemented by the PRC Government may not work effectively or quickly enough to maintain economic growth in China or avert a severe economic downturn. If economic growth slows or an economic downturn occurs, our business and results of operations may be materially and adversely affected.

We rely upon third-party suppliers for raw materials.

We are dependent upon third parties for our supply of humic acid and other raw materials. Currently, we have two principal suppliers which are both in Hohhot: Wuchuan Shuntong Company and Wuchuan Sanda Company. Wuchuan Shuntong is our largest supplier and has dedicated one production line to us and based its production design on our specific technical requirements. Our other supplier contributes our remaining humic acid needs. Should any of these suppliers terminate their supply relationships with our CJV, we may be unable to procure sufficient amounts of humic acid on acceptable terms, in a timely manner, that meet our specifications or that meet the demands of our customers and our profitability may be limited. In addition, these suppliers may not perform their obligations as they have to date, and it may not be possible to specifically enforce the relationships we have formed with such suppliers. If we are unable to obtain adequate quantities of humid acid at economically viable prices which meet our specifications, our financial condition and results of operations could be adversely affected.

Any significant fluctuation in our production costs may have a material adverse effect on our operating results.

The prices for the raw materials and other inputs to manufacture our plant and animal nutrient products are subject to market forces largely beyond our control, including the price of lignite coal, our energy costs and freight costs. The costs for these inputs may fluctuate significantly based upon changes in the economy and markets. Although we may pass any increase of such costs through to our customers, in the event we are unable to do so, we could incur significant losses and a diminution of our share price.

Disruptions in the supply of raw materials used in our products could cause us to be unable to meet customer demand, which could result in the loss of customers and net sales.

Humic acid is the primary raw material that we use to manufacture our products and is extracted from lignite coal. Currently, we have two principal suppliers which are all in Hohhot City: Wuchuan Shuntong Company and Wuchuan Sanda Company. If there are any business interruptions at any of these two principal suppliers and we are unable to locate an alternative supply in a timely manner, we may not be able to meet customer demand, which could result in the loss of customers and net sales.

We may be subject to more stringent governmental regulation on our products.

The manufacture and sale of our fertilizer and feed products in the PRC is regulated by the PRC and the provincial government. The legal and regulatory regime governing our industry is evolving, and we may become subject to different, including more stringent, requirements than those currently applicable to us. While we believe a more stringent standard will have a bigger impact on those manufacturers with poor quality products, we cannot assure you any regulatory change will not adversely affect our business.

We have limited insurance coverage and may incur losses due to business interruptions resulting from natural and man-made disasters, and our insurance may not be adequate to cover liabilities resulting from accidents or injuries that may occur.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited commercial insurance products. While we carry property insurance on our office building, production facility, raw materials and inventories in Hohhot facilities, and carry auto insurance on our vehicles and maintain workers compensation insurance for certain of our workers, we do not carry any product liability insurance. We believe that current facilities are adequate for our current and immediately foreseeable operating needs. We have determined that balancing the risks of disruption or liability from our business, the cost of insuring for these risks on the one hand, and the difficulties associated with acquiring such insurance on commercially reasonable terms on the other hand, makes it impractical for us to have such insurance.

Should any natural catastrophes such as earthquakes, floods, or any acts of terrorism occur in Inner Mongolia, where our primary operations are located and most of our employees are based, or elsewhere, we might suffer not only significant property damage, but also loss of revenues due to interruptions in our business operations.

The occurrence of a significant event for which we are not fully insured or indemnified, and/or the failure of a party to meet its underwriting or indemnification obligations, could materially and adversely affect our operations and financial condition. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates we consider reasonable.

Any disruption of the operations in our production facility would damage our business.

All of our fertilizer products are currently manufactured in our production facility in Inner Mongolia, China. Our operations could be interrupted by fire, flood, earthquake and other events beyond our control. Any disruption of the operations in our production facility would have a significant negative impact on our ability to manufacture and deliver products as we would likely be unable to outsource our production on terms favorable to us, if at all. Failure to replace any lost production capability would cause a potential diminution in sales, the cancellation of orders, loss of valuable employees, damage to our reputation and potential lawsuits.

The fertilizer and feed products that we manufacture pose safety risks and could expose us to product liability claims.

Defects in, or unknown harmful effects caused by, organic and inorganic chemicals and elements in our products could subject us to potential product liability claims that our products cause some harm to the human body or the plants and animals which use our products. Although we have adopted safety measures, which we believe meet industry standards, in our research, development and manufacturing processes, accidents may still occur. We do not carry any product liability insurance and any accident, either at the manufacturing phase or during the use of our products, may subject us to significant liabilities to persons and farmers harmed by these products. Public perception that our products are not safe, whether justified or not, could damage our reputation, involve us in litigation, and damage our brand names and our business. As of the date of this prospectus, no product liability claim has ever been brought against us. However, if we are involved in litigation in the future, the potential judgment or settlement along with the litigation costs could harm our financial performance.

An outbreak of food scares in China would materially and adversely affect our business.

Any major outbreak of food scares, such as the milk contamination scandal in the PRC in 2008, may result in significant disruptions to our business operations. A major food scare could result in considerable decreases in the demand for the products in which our products are used, which would materially and adversely affect our business and our profitability. Adverse publicity and concerns resulting from such a food scare may discourage consumers from purchasing products in which our products are used. Such a reduction in demand would adversely impact our financial performance and results of operations.

Because we may rely on dividends and other distributions on equity paid by our current and future Chinese subsidiaries for our cash requirements, restrictions under Chinese law on their ability to make such payments could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

We have adopted a holding company structure, and our holding companies may rely on dividends and other distributions on equity paid by our current and future PRC subsidiaries for their cash requirements, including the funds necessary to service any debt we may incur or financing we may need for operations other than through our PRC subsidiaries. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC GAAP. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their after-tax profits determined in accordance with PRC GAAP to statutory reserves until such reserves reach 50% of the company’s registered capital. Allocations to these statutory reserves and funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitation on the ability of our current or future PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and, in future filings as required by SEC rules, a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Lack of experience as officers of publicly traded companies of our management team may hinder our ability to comply with the Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, our auditor could not issue an unqualified opinion of our internal control over financial reporting.

We have incurred increased costs as a result of being a public company.

As a public company, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Associated With Doing Business In China

Adverse changes in PRC economic and political policies could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our business.

Substantially all of our assets are located in China. Substantially all of our revenue is derived from our operations in China and we anticipate that sales of our products in the PRC will continue to represent a substantial proportion of our total sales in the near future. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many aspects, including:

•	the level of government involvement;
•	the level of development;
•	the growth rate;
•	the level and control of capital investment;
•	the control of foreign exchange; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past two decades, the growth has been uneven geographically, among various sectors of the economy and during different periods. We cannot assure you that the Chinese economy will continue to grow or to do so at the pace that has prevailed in recent years, or that if there is growth, such growth will be steady and uniform. In addition, if there is a slowdown, such slowdown could have a negative effect on our business. Any measures taken by the PRC Government, even if they benefit the overall Chinese economy in the long-term, may have a negative effect on us. For example, our financial condition and results of operations may be materially and adversely affected by government control over capital investments. Although the Chinese economy has been transitioning from a planned economy to a more market-oriented economy, a substantial portion of the productive assets in China is still owned by the PRC Government. The continued control of these assets and other aspects of the national economy by the PRC Government could materially and adversely affect our business. The PRC Government also exercises significant control over Chinese economic growth through allocating resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of investments and expenditures in China, which in turn could lead to a reduction in consumer demand for our products and consequently have a material adverse effect on our business and financial condition.

We derive a substantial portion of our sales from the PRC.

Substantially all of our sales are generated from the PRC. We anticipate that sales of our products in the PRC will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

The PRC legal system embodies uncertainties that could limit the legal protections available to you and us.

Unlike common law systems, the PRC legal system is based on written statutes and decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has been to significantly enhance the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary is subject to laws and regulations applicable to foreign investment in China. Our CJV is subject to laws and regulations governing the formation and conduct of domestic PRC companies. Relevant PRC laws, regulations and legal requirements may change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than under more developed legal systems. Such uncertainties, including the inability to enforce our contracts and intellectual property rights, could materially and adversely affect our business and operations. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with respect to the fertilizer and feed sector, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors.

Currency fluctuations may adversely affect our business.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the PRC Government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 19% appreciation of the Renminbi against the U.S. dollar between July 21, 2005 and September 30, 2009.

It is possible that the PRC Government could adopt a more flexible currency policy, which could result in more significant fluctuations of the Renminbi against the U.S. dollar. We can offer no assurance that the Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements incorporated herein by reference are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions will result in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of Fullmax Ltd., Asia Standard Oil,

Ltd., and Yongye Nongfeng into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of our foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we may have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a translation gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel and other agents that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not currently a freely convertible currency, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005. According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;
•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules, or the Implementing Rules, in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules, who may indirectly hold our shares through the participation and exercise of incentive stock options granted to our members of our management by Full Alliance.

As a result, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006 and was amended on June 22, 2009. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

There are substantial uncertainties regarding the interpretation and application of the above rules, and CSRC has yet to promulgate any written provisions or formally to declare or state whether the overseas listing of PRC related company similar to the case of us shall be subject to the approval of CSRC. If CSRC approval is required in connection with our listing, our failure to obtain or delay in obtaining such approval could result in penalties imposed by CSRC and other PRC regulatory agencies. These penalties could include fines and penalties on our operations in China, restriction or limitation on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

Notwithstanding those provisions, we are advised by our PRC counsel, Han Kun Law Offices, that CSRC approval is not required in the context of our listing because (i) we are not a special purpose vehicle formed or controlled by PRC companies or PRC individuals, (ii) we are owned or substantively controlled by foreigners, and (iii) establishment of the CJV is not subject to the New M&A rules. However, we cannot assure that the relevant PRC government agencies, including the CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem our listing structure circumvents the New M&A rules, Related Clarifications and PRC Securities Law.

Though the New M&A rules do not have express provisions in terms of penalties against non-procurement of CSRC approval, there are some other penalty provisions in other PRC laws and regulations regulating offshore listing, which can be cited as a reference:

(i) Pursuant to Article 188 of the PRC Securities Law, any entity that issues securities or issues securities in disguised form without verification or examination and approval by the statutory authority shall be ordered to cease issuance and refund the funds thus raised, together with bank deposit interest for the same period, and shall also be fined not less than one percent but not more than five percent of the amount of the proceeds illegally raised. The persons directly in charge and the other persons directly responsible shall be given a disciplinary warning and also be fined not less than RMB30,000 but not more than RMB300,000. However, we believe that this penalty is mainly designed for and targeted at domestic listing because the PRC Securities Law mainly regulate domestic listings, and listing or de-listing of a company’s stock in the US stock market should be subject to the SEC’s regulation, which is beyond the CSRC’s jurisdiction.

(ii) Pursuant to the Circular of the State Council Concerning Further Strengthening the Administration of Overseas Issuance and Listing of Securities, the overseas listing of securities of a PRC related company which violates this Circular shall be deemed an issuance of shares without authorization or approval. Persons in charge of the competent departments responsible for approval of such an overseas issuance could be subject to administrative sanctions if such person in charge is liable for such violation. People heading the issuing entity and other people directly responsible for issuance shall be penalized, including degraded to a lower lever position and termination of employment by the upper level department. If the violation constitutes a crime, criminal liability shall be claimed against relevant responsible persons according to applicable laws. The issuing entity, relevant agencies involved and the responsible people thereof shall be penalized by the CSRC in accordance with the provisions of the Interim Regulations on the Administration of Issuance and Trading of Securities and other relevant provisions.

Government regulations on environmental matters in China may adversely impact on our business.

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

We believe we have obtained all permits and approvals and filed all registrations required for the conduct of our business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations. We believe we are in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us. We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location. However, in connection with the ownership and operation of our properties (including locations to which we may have sent waste in the past) and the conduct of our business, we potentially may be liable for damages or cleanup, investigation or remediation costs.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. State and local environmental regulatory requirements change often.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty managing the risk associated with doing business in the Chinese fertilizer and feed sector.

In general, the fertilizer and feed sector in China is affected by a series of factors, including, but not limited to, natural, economic and social such as climate, market, technology, regulation, and globalization, which makes risk management difficult. Fertilizer and feed operations in China face similar risks as present in other countries, however, these can either be mitigated or exacerbated due to governmental intervention through policy promulgation and implementation either in the fertilizer and feed sector itself or sectors which provide critical inputs to fertilizer and feed such as energy or outputs such as transportation. While not an exhaustive list, the following factors could significantly affect our ability to do business:

•	food, feed, and energy demand including liquid fuels and crude oil;
•	agricultural, financial, energy and renewable energy and trade policies;
•	input and output pricing due to market factors and regulatory policies;
•	production and crop progress due to adverse weather conditions, equipment deliveries, and water and irrigation conditions; and
•	infrastructure conditions and policies.

Currently, we do not hold and do not intend to purchase insurance policies to protect revenue in the case that the above conditions cause losses of revenue.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been unaccustomed to and lacking in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of avian flu, severe acute respiratory syndrome, or SARS, or another epidemic or outbreak. From 2005 to 2007, there have been reports on the occurrences of avian flu in various parts of China and elsewhere in Asia, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business operations. Our operations may be impacted by a number of health-related factors, including, among other things, quarantines or closures of our factories and the facilities of our supplier and customers which could severely disrupt our operations. Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, it has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products do not rise at a rate that is sufficient to fully absorb inflation-driven increases in our costs of supplies, our profitability can be adversely affected.

During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of these and other similar policies can impede economic growth and thereby harm the market for our products.

Because our assets and operations are located in PRC, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the PRC. In addition, substantially all of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the PRC would enforce:

•	judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or
•	in original actions brought in the PRC, liabilities against us or non-residents predicated upon the securities laws of the United States or any state.

Enforcement of a foreign judgment in the PRC also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

We may not receive the preferential tax treatment we previously enjoyed under PRC law, and our global income and dividends paid to us from our operations in China may become subject to income tax under PRC law.

The rate of income tax on companies in China may vary depending on the availability of preferential tax treatment or subsidies based on their industry or location. The PRC government promulgated on March 16, 2007 the new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, which became effective January 1, 2008. Pursuant to the new law, the enterprise income tax of 25% shall be applied to any enterprise. While our CJV was approved by the local tax authority in April 2008 to pay revenue tax at a rate of 1.25% of gross revenue rather than on 25% of net income as defined by PRC accounting principles, and to receive a tax rebate of 31.2% on all income taxes paid prior to this approval, our CJV would have had to pay $3,571,000 in income tax under the regular tax rate, which would have been an additional $2,707,000 over the actual amount it paid for 2008. This preferential tax treatment is reviewed and granted each year by local tax authorities. Due to our significant growth in 2009, we moved from the local tax bureau’s small and medium enterprise (SME) tax rate to the more mature, large enterprise, national rate of 25% as mentioned above. Upon notification of this, we moved to change our rate to the preferential rate of 15% normally granted to agriculture companies, however, we were notified that the deadline to apply for a new tax rate in 2009 had already passed. Therefore we will be taxed at the 25% rate for all of 2009. While we have applied to receive such preferential tax treatment for our 2010 fiscal year, there is no assurance that we will be successful in obtaining such preferential tax treatment. In addition, even if we are successful in obtaining this preferential tax rate for 2010, we do not know how long this would continue or if any new law may change the preferential treatment granted to us. Any loss or substantial reduction of the tax benefits enjoyed by us would reduce our net profit and have a material adverse effect on our financial condition and results of operations.

Notwithstanding the foregoing provision, the new EIT Law also provides that dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. Under the new EIT Law and its implementing rules, an enterprise established outside the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax at the rate of 25% on its worldwide income. The “de facto management body” is defined as the organizational body that effectively exercises overall management and control over production and business operations, personnel, finance and accounting, and properties of the enterprise. It remains unclear how the PRC tax authorities will interpret such a broad definition. Substantially most of our management members or business operations are based in the PRC. If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then it is possible that our worldwide income will be subject to income tax at a uniform rate of 25%.

In addition, under the new EIT law and its implementing rules, dividends paid by a foreign invested enterprise in the PRC to its foreign investor who is a nonresident enterprise will be subject to a 10% PRC withholding income tax (5% for a qualified Hong Kong company), unless such tax is eliminated or reduced under an applicable tax treaty. Asia Standard, the 93.91% shareholder of our CJV, is incorporated in Hong Kong. Therefore, if Asia Standard is considered a non-resident enterprise for purposes of the new EIT law, this new withholding income tax imposed on dividends paid to us by our PRC subsidiaries would reduce our net income in the event we decide to declare a dividend, which may have an adverse effect on our operating results.

It is unclear whether the dividends we receive from our CJV will constitute dividends between “qualified resident enterprises” and would therefore qualify for the tax exemption because it is unclear as to (i) the detailed qualification requirements for such exemption and (ii) whether dividend payments by our PRC subsidiary and investee company to us will meet such qualification requirements, even if we are considered a PRC resident enterprise for tax purposes.

Dividends payable to our non-PRC investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If our dividends payable to our shareholders are treated as income derived from sources within China, then those dividends, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws.

Under the EIT Law and its implementing rules, a withholding income tax at the rate of 10% is applicable to dividends paid by us to our investors that are non-resident enterprises so long as (i) any such nonresident enterprise investor does not have an establishment or place of business in China, or (ii) despite the existence of an establishment or place of business in China, the relevant income is not effectively connected with such an establishment or place of business in China and (iii) such dividends are derived from sources within PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a 10% withholding income tax if such gain is regarded as income derived from sources within China and we are considered a resident enterprise domiciled in China for tax purposes. If we are required under the EIT Law to withhold PRC income tax on our dividends paid to our foreign shareholders or investors who are nonresident enterprises, or if you are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected.

In January 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”). Entities which have the direct obligation to make the following types of payments to a non-resident enterprise will be the relevant tax withholders for such a non-resident enterprise: income from equity investment (including dividends and other return on investment), interest, rent, royalties, and income from assignment of property as well as other income subject to enterprise income taxes received by non-resident enterprises in China. Further, the Measures provide that in the case of an equity transfer between two non-resident enterprises outside of the PRC, the non-resident enterprise which receives the equity transfer payment shall file a tax declaration with the PRC tax authority located at the place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures cover equity transfers of a non-resident enterprise which is a direct or an indirect shareholder of a PRC company. Given these Measures, there is a possibility that we may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

PRC regulation of direct investment and loans by offshore holding companies to PRC entities may delay or limit our ability to use the proceeds of any offering of securities to make additional capital contributions or loans to our PRC operating business.

Any capital contributions or loans that we, as an offshore company, make to our PRC operating business, including from the proceeds of this offering, are subject to PRC regulations. For example, any of our loans to our PRC operating business cannot exceed the difference between the total amount of investment our PRC operating business are approved to make under relevant PRC laws and their respective registered capital, and must be registered with the local branch of SAFE as a procedural matter. In addition, our capital contributions to the CJV must be approved by the NDRC and MOFCOM or their local counterpart and registered with the SAIC or its local counterpart. We cannot assure you that we will be able to obtain these approvals on a timely basis, or at all. If we fail to obtain such approvals, our ability to make equity contributions or provide loans to our PRC operating business or to fund its operations may be negatively affected, which could adversely affect its liquidity and its ability to fund its working capital and expansion projects and meet its obligations and commitments. Furthermore, SAFE promulgated a new circular in August 2008 with respect to the administration of conversion of foreign exchange capital contribution of foreign invested enterprises into RMB. Pursuant to this new circular, RMB converted from foreign exchange capital contribution can only be used for the activities within the approved business scope of such foreign invested enterprise and cannot be used for domestic equity investment or acquisition unless otherwise allowed by PRC laws or regulations. As a result, we may not be able to increase the capital contribution of our operating subsidiary or equity investee and subsequently convert such capital contribution into RMB for equity investment or acquisition in China.

Regulations on employee share options may subject us and/or our PRC employees to regulatory liability.

Under the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas Listed Company issued by the SAFE (“Circular 78”) and the relevant related rules, PRC citizens who are granted shares or share options by an overseas listed company (a company that is listed on an overseas stock exchange) according to its employee share option or share incentive plan are required, through the PRC subsidiary of such overseas listed company or any other qualified PRC agent, to register with the SAFE or its authorized branch and complete certain other procedures related to the share option or other share incentive plan. And all foreign exchange matters involved in share option or other share incentive plan participated in by PRC citizens, among others, shall be transacted upon the approval from the SAFE or its authorized branch. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company may be remitted into a foreign currency account of such PRC citizen or be exchanged into RMB. Any of our PRC citizen employees who will receive options in the future while we are listed on the Nasdaq Global Market or any other qualifying stock exchange shall be subject to Circular 78. If we or our PRC citizen employees fail to comply with these regulations, we or our PRC option holders may be subject to fines and legal sanctions.

Recent changes in the PRC labor law restrict our ability to reduce our workforce in the PRC in the event of an economic downturn and may increase our labor costs.

In June 2007, the National People’s Congress of the PRC enacted the Labor Contract Law, which became effective on January 1, 2008. To clarify certain details in connection with the implementation of the Labor Contract Law, the State Council promulgated the Implementing Rules for the Labor Contract Law, or the Implementing Rules, on September 18, 2008 which came into effect immediately. The Labor Contract Law provides various rules regarding employment contracts that will likely have a substantial impact on employment practices in China. The Labor Contract Law imposes severe penalties on employers that fail to timely enter into employment contracts with employees. The employer is required to pay a double salary to the employee if it does not enter into a written contract with the employee within one month of the employment, and a non-fixed-term contract is assumed if a written contract is not executed after one year of the employment. Additionally, the Labor Contract Law sets a limit of two fixed-term contracts regardless of the length of each term, after which the contract must be renewed on a non-fixed-term basis should the parties agree to a further renewal unless otherwise required by the respective employee. This requirement curtails the common practice of continuously renewing short-term employment contracts. The Implementing Rules appear to further tighten this rule by suggesting that an employee has the right to demand a non-fixed-term contract upon the completion of the second fixed term regardless of whether the employer agrees to a contract renewal. A non-fixed-term contract does not have a termination date and it is generally difficult to terminate such a contract because termination must be based on limited statutory grounds. The employer can no longer supplement such statutory grounds through an agreement with the employee. In addition, the Labor Contract Law requires the payment of statutory severance upon the termination of an employment contract in most circumstances, including the expiration of a fixed-term employment contract.

Under the Labor Contract Law, employers can only impose a post-termination non-competition provision on employees who have access to their confidential information for a maximum period of two years. If an employer intends to maintain the enforceability of a post-termination non-competition provision, the employer has to pay the employee compensation on a monthly basis post-termination of the employment. Under the Labor Contract Law, a “mass layoff” is defined as termination of more than 20 employees or more than 10% of the workforce. The Labor Contract Law expands the circumstances under which a mass layoff can be conducted, such as when a company undertakes a restructuring pursuant to the PRC Enterprise Bankruptcy Law, suffers serious difficulties in business operations, changes its line of business, performs significant technology improvements, changes operating methods, or where there has been a material change in the objective economic circumstances relied upon by the parties at the time of the conclusion of the employment contract, thereby making the performance of such employment contract impractical. The employer must follow specific procedures in conducting a mass layoff. There is little guidance on what penalties an employer will suffer if it fails to follow the procedural requirements in conducting the mass layoff. Finally, the Labor Contract Law requires that the employer discuss the company’s internal rules and regulations that directly affect the employees’ material interests (such as employees’ salary, work hours, leave, benefits, and training, etc.) with all employees or employee representative assemblies and consult with the trade union or employee representatives on such matters before making a final decision.

All of our employees based exclusively within the PRC are covered by the new laws. As there has been little guidance and precedents as to how the Labor Contract Law and its Implementing Rules shall be enforced by the relevant PRC authorities, there remains uncertainty as to their potential impact on our business and results of operations. The implementation of the Labor Contract Law and its Implementing Rules may increase our operating expenses, in particular our personnel expenses and labor service expenses. If we want to maintain the enforceability of any of our employees’ post-termination non-competition provisions, the compensation and procedures required under the Labor Contract Law may add substantial costs and cause logistical burdens to us. Prior to the new law such compensation was often structured as part of the employee’s salary during employment, and was not an additional compensation cost. In the event that we decide to terminate employees or otherwise change our employment or labor practices, the Labor Contract Law and its Implementing Rules may also limit our ability to effect these changes in a manner that we believe to be cost-effective or desirable, which could adversely affect our business and results of operations. In particular, our ability to adjust the size of our operations when necessary in periods of recession or less severe economic downturns such as the recent financial turmoil may be affected. In addition, during periods of economic decline when mass layoffs become more common, local regulations may tighten the procedures by, among other things, requiring the employer to obtain approval from the relevant local authority before conducting any mass layoff. Such regulations can be expected to exacerbate the adverse effect of the economic environment on our results of operations and financial condition.

Our failure to fully comply with PRC labor laws exposes us to potential liability.

Companies operating in China must comply with a variety of labor laws, including certain social insurance, housing fund and other staff welfare-oriented payment obligations. While we believe we have complied with such obligations, there exist uncertainties to the interpretation, implementation and enforcement of such obligations. If relevant governmental authorities determine that we have not complied fully with such obligations, we may be in violation of applicable PRC labor laws and we cannot assure you that PRC governmental authorities will not impose penalties on us for any failure to comply. In addition, in the event that any current or former employee files a complaint with relevant governmental authorities, we may be subject to making up such staff-welfare oriented obligations as well as paying administrative fines.

Risks Related to the Common Stock

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Global Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. In addition, sales of substantial amounts of our common stock in the public market could harm the market price of our common stock. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. These broad market fluctuations may adversely affect the market price of our common stock

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading-volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Following the completion of this offering, and subject only to any applicable stockholder approval requirements imposed by the Nasdaq Global Market, our board of directors has the authority to issue all or any part of our authorized but unissued shares of common stock. Issuances of common stock would reduce your influence over matters on which our stockholders vote.

Stockholders should have no expectation of any dividends.

To date, we have not declared nor paid any cash dividends. The Board of Directors does not intend to declare any dividends in the near future, but instead intends to retain all earnings, if any, for use in the operation and expansion of our business. If we decide to pay dividends, foreign exchange and other regulations in China may restrict our ability to distribute retained earnings from China or convert those payments from Renminbi into foreign currencies.

If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock in the secondary market.

If our common stock were removed from listing with the Nasdaq Global Market, it may be subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock were delisted and determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;
•	shares of our common stock purchase rights;
•	warrants to purchase any of the securities listed above;
•	debt securities, in one or more series; and/or
•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our common stock together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, which may be amended from time to time and our amended and restated bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

Our authorized capital stock consists of one hundred and fifty million (150,000,000) shares of common stock, $0.001 par value and seventy five million (75,000,000) shares of preferred stock, $0.001 par value. The authorized and unissued shares of common stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our shareholders is so required, our board of directors will not seek shareholder approval for the issuance and sale of our common stock.

Common Stock

As of November 24, 2009, there were 36,640,900 shares of our common stock outstanding. The holders of our common stock are entitled to such dividends as our board of directors may declare from legally available funds. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders. Our articles of incorporation and our amended and restated bylaws do not provide for cumulative voting. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future under Nevada Revised Statutes, our articles of incorporation or our amended and restated bylaws. Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to receive all of our remaining assets legally available for distribution to the shareholders after payment of all our debts and other liabilities.

All shares of common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued upon exercise of common stock warrants or common stock purchase rights, if any.

Our common stock is quoted on the Nasdaq Global Market under the symbol “YONG.” The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074

DESCRIPTION OF COMMON STOCK PURCHASE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $200,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement, and subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement. This prospectus sometimes refers to any senior indenture and any subordinated indenture collectively as the “Indentures.”

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Yongye. Senior debt securities will rank equally with any of our other senior and unsubordinated debt. Subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may “reopen,” or issue additional debt securities of, a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the Events of Default (as described below) or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;
•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;
•	the depositary for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;
•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness. Under the subordinated indenture, “Senior Indebtedness” may mean all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;
•	all of our capital lease obligations;
•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;
•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Indebtedness will not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
•	any of our indebtedness in respect of the subordinated debt securities;
•	any of our indebtedness to any subsidiary.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Yongye whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The subordinated indenture will not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	either we are the surviving corporation, or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the debt securities and the Indentures;
•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;
•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;
•	our failure to observe or perform any other covenant or agreement with respect to such debt securities for 90 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of Yongye; or
•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under any Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an Event of Default (that is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms), unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture; (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the Indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either Indenture that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the Indenture.

If indicated in the applicable prospectus supplement, we may elect either to (i) defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

We and the applicable trustee may supplement any Indenture for certain purposes that would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify any Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, any Indenture will require the consent of each holder of debt securities that would be affected by any modification that would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;
•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;
•	change the currency in which any debt security or any premium or interest is payable;
•	impair the right to enforce any payment on or with respect to any debt security;
•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or
•	modify any of the above provisions.

Each Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security that remains unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act and no successor depositary has been appointed for 90 days; or
•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent appointed by us under the applicable Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.

Governing Law

Unless an accompanying prospectus supplement states otherwise, the Indentures and debt securities will be governed by New York law.

Trustee

The trustee or trustees under any Indenture will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted in certain circumstances.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The following is a summary of the relevant provisions in our articles of incorporation, bylaws and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in the Nevada Revised Statutes and such documents.

Indemnification. Our directors and officers are indemnified as provided by our articles of incorporation, our bylaws and the Nevada Revised Statutes. The “Additional Provisions” of our articles of incorporation provide for the indemnification of our directors, officers and agents to the fullest extent permitted by Nevada law. Our bylaws and Nevada laws permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he has exercised his powers in good faith and with a view to the interests of the corporation; or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

We will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Limitation of Liability. Our articles of incorporation limit the liability of our directors and officers under certain circumstances. The “Additional Provisions” of our articles of incorporation provide that the liability of directors or officers for monetary damages are eliminated to the fullest extent permitted by Nevada law.

We believe that the indemnity and limitation of liability provisions contained in our bylaws and in our certificate of incorporation are necessary to attract and retain qualified persons for those positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, has advised us with respect to legal matters related to the registration of the securities that we may offer and will pass upon the validity of any debt securities or warrants offered hereby. The validity of any shares of our Common Stock offered hereby will be passed upon for us by Lewis and Roca LLP, Las Vegas, Nevada.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2007 have been included in this prospectus in reliance upon the report of Patrizio & Zhao, LLC an independent registered public accounting firm, appearing in this registration statement, and their authority as experts in accounting and auditing. The audited consolidated financial statements as of and for the year ended December 31, 2008 have been included in this prospectus in reliance upon the report of MSPC Certified Public Accountants and Advisors, P.C., an independent registered public accounting firm, appearing in this registration statement, and their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 24, 2009 and amended by the Forms 10-K/A filed on October 20, 2009 and November 10, 2009;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed on August 19, 2009 and amended by the Forms 10-Q/A filed on October 20, 2009 and November 9, 2009;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 7, 2009 and amended by the Forms 10-Q/A filed on October 20, 2009 and November 10, 2009;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed on November 13, 2009;
•	Current Report on Form 8-K dated November 16, 2009, filed on November 18, 2009;
•	Current Report on Form 8-K dated October 16, 2009, filed on October 22, 2009;
•	Current Report on Form 8-K dated October 13, 2009, filed on October 16, 2009;
•	Current Report on Form 8-K dated August 5, 2009, filed on August 5, 2009;
•	Current Report on Form 8-K dated June 23, 2009, filed on June 24, 2009;
•	Current Report on Form 8-K dated June 1, 2009, filed on June 8, 2009;
•	Current Report on Form 8-K/A dated May 21, 2009, filed on May 28, 2009;
•	Current Report on Form 8-K dated May 21, 2009, filed on May 22, 2009;
•	Current Report on Form 8-K dated May 8, 2009, filed on May 8, 2009;
•	Current Report on Form 8-K dated April 20, 2009, filed on April 24, 2009;
•	Current Report on Form 8-K dated April 10, 2009, filed on April 14, 2009;

•	Current Report on Form 8-K dated March 17, 2009, filed on March 31, 2009;
•	Current Report on Form 8-K dated February 18, 2009, filed on February 18, 2009; and
•	The description of our common stock contained in the Registration Statement on Form 8-A12B dated August 31, 2009, filed on August 31, 2009; and

•	All of our filings made with the Securities and Exchange Commission pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at Yongye International, Inc., 6th Floor, Suite 608 Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, or calling us at 86-10-8232-8866 x8880.

8,000,000 Shares

YONGYE INTERNATIONAL, INC.

Common Stock

Prospectus Supplement

December 17, 2009

Roth Capital Partners	Oppenheimer & Co.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.